UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Crane Co.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRANE

2018 NOTICE OF ANNUAL MEETING AND
PROXY STATEMENT

CRANE CO.
100 FIRST STAMFORD PLACE
STAMFORD CONNECTICUT 06902

Crane Co. cordially invites you to attend the Annual Meeting of Stockholders of Crane Co., at 10:00 a.m., Eastern Daylight Time, on Monday, April 23, 2018 in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity to ask questions regarding Crane Co. and its activities. Our 2017 Annual Report to Stockholders accompanies this Proxy Statement.

It is important that your shares be represented at the meeting, regardless of the size of your holdings. If you are unable to attend in person, I urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the internet address or the toll-free telephone number on the proxy card.

Sincerely,

R.S. Evans
Chairman of the Board
March 15, 2018

This Proxy Statement
and the 2017 Annual Report to Stockholders
are available at www.craneco.com/ar

2018 Proxy Statement     1

Notice of Annual Meeting
of Stockholders
April 23, 2018

To the Stockholders of Crane Co.:

THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF CRANE CO. will be held for the following purposes:

1.	To elect seven directors to serve for one year terms until the annual meeting of stockholders in 2019;
2.	To consider and vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2018;
3.	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;
4.	To consider and vote on a proposal to approve the 2018 Stock Incentive Plan; and
5.	To conduct any other business that properly comes before the meeting, in connection with the foregoing or otherwise.

In order to assure a quorum at the meeting, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy card in the accompanying envelope, or use the internet address or the toll-free telephone number on the enclosed proxy card.

The Board of Directors has fixed the close of business on February 28, 2018 as the record date for the meeting. Stockholders at that date and time are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting. A complete list of stockholders as of the record date will be open to the examination of any stockholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902, for ten days before the meeting, as well as at the meeting.

By Order of the Board of Directors,

Anthony M. D’Iorio
Secretary
March 15, 2018

IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE CONTACT THE CORPORATE SECRETARY,
CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902,
OR BY EMAIL TO ADIORIO@CRANECO.COM.

2018 Proxy Statement     3

Proxy Summary

WHEN:		WHERE:
	April 23, 2018, Monday 10:00 a.m., Eastern Daylight Time		First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut
HOW TO VOTE:
	By Phone 800-652-VOTE (8683) in the United States, United States territories and Canada		By Internet proxyvote.com
	By Mail Complete, sign and return the proxy card		In Person Stockholders at the close of business on February 28, 2018 are entitled to vote at the meeting in person

This Proxy Statement and enclosed form of proxy are first being sent to stockholders on or about March 15, 2018.

Voting Matters

Proposal		Board Recommendation	Page Reference
Item 1	To elect seven directors to serve for one year terms until the annual meeting of stockholders in 2019	FOR each director	10
Item 2	To consider and vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2018	FOR	28
Item 3	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers	FOR	31
Item 4	To consider and vote on a proposal to approve the 2018 Stock Incentive Plan	FOR	65

Director Nominees and Continuing Directors

Director Nominees

Name and Age	Profession	Independent	Director Since	Crane Co. Committees
Martin R. Benante, 65	Retired Chairman of the Board and Chief Executive Officer, Curtiss-Wright Corporation	✓	2015	●	Audit Committee
Donald G. Cook, 71	General, United States Air Force (Retired)	✓	2005	●	Nominating and Governance Committee (Chair)
				●	Management Organization and Compensation Committee
R. S. Evans, 73	Non-executive Chairman of the Board of Crane Co.	✓	1979	●	Executive Committee (Chair)
Ronald C. Lindsay, 59	Retired Chief Operating Officer, Eastman Chemical Company		2013	●	Management Organization and Compensation Committee
Philip R. Lochner, Jr., 74	Director of public companies	✓	2006	●	Audit Committee
				●	Nominating and Governance Committee
Charles G. McClure, Jr., 64	Managing Partner, Michigan Capital Advisors	✓	2017	●	Audit Committee
				●	Nominating and Governance Committee
Max H. Mitchell, 54	President and Chief Executive Officer of Crane Co.		2014	●	Executive Committee

4     Crane Co.

Proxy Summary

Continuing Directors

Name and Age	Profession	Independent	Director Since	Crane Co. Committees
Ellen McClain, 53	Chief Financial Officer, Year Up	✓	2013	●Audit Committee ●Nominating and Governance Committee
Jennifer M. Pollino, 53	Executive Coach and Consultant, JMPollino LLC	✓	2013	●Audit Committee ●Management Organization and Compensation Committee
James L. L. Tullis, 70	Chairman, Chief Executive Officer and Managing Principal, Tullis Health Investors	✓	1998	●Management Organization and Compensation Committee (Chair)

Board Snapshot

Age	Tenure	Diversity

Corporate Governance Highlights

As stated in our Corporate Governance Guidelines, the Board has a leadership responsibility to help create a culture of high ethical standards. Accordingly, the Board has adopted the following best practices in corporate governance.

Recent Governance Enhancements

Annual election of directors: Following the recommendation of the Board, stockholders approved at our 2017 annual meeting of stockholders amendments to declassify the Board of Directors. Beginning with the 2017 annual meeting, directors are elected to serve one year terms expiring at the following annual meeting. See page 10 for additional information, including the effect on continuing directors serving the remainder of their terms.

Board renewal (six new directors in last five years): The Board, specifically through the Nominating and Governance Committee, continually evaluates the skills, expertise, integrity, diversity and other qualities believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company. Since 2013, the Board has added six new directors. See additional information beginning on page 12 about our Board nominees and continuing directors.

New disclosures: For this 2018 Proxy Statement, we have undertaken a thorough review of our proxy disclosures with the intent to provide a more reader-friendly document focused on information most important to our stockholders. In this regard, we have added new content on certain governance practices, including Board oversight of management succession planning, stockholder engagement, our Board evaluation process, director education and CEO pay ratio. See pages 21, 24, 25, and 64 for additional information.

2018 Proxy Statement     5

Proxy Summary

Ongoing Board Governance Practices
Separate Chairman and CEO roles	Majority voting and director resignation policy for directors in uncontested elections
100% independent Board committees	Stringent conflict of interest policies
Regular executive sessions of non-management directors	Directors subject to share ownership guidelines and anti-hedging and pledging policies
Annual Board and committee performance self-evaluations	Retirement resignation policy
98% average Board and committee attendance	Strict over-boarding policy for directors

2017 Performance Highlights

Given the consistent focus of the Management Organization and Compensation Committee (the “Compensation Committee”) on aligning pay with performance, all variable elements of management’s compensation increased compared to the prior year.

Crane Co. 2017 TSR Better than Benchmark Indices

Continued to Execute on Near-Term Priorities in 2017

In 2017, the Company delivered strong financial results in line with our operating plan objectives. Specifically:

●	We reported earnings per diluted share (“EPS”) of $2.84 in 2017, compared to $2.07 in 2016. Excluding Special Items*, EPS increased 7% to $4.53 in 2017, from $4.23 in 2016.
●	Free cash flow (cash provided by operating activities, less capital spending) was $269 million in 2017, above our operating plan objectives, and representing a new all-time record.
●	Our reported sales increased 1.4%, driven by benefits from two small acquisitions, along with core growth of 1.1%, partially offset by unfavorable foreign exchange. The core sales rate moderated slightly compared to 2.0% in the prior year, primarily as a result of unfavorable comparisons resulting from a large defense program in our Aerospace & Electronics segment that was completed during 2016.
●	We delivered operating margins, excluding Special Items**, of 15.2% in 2017, up 70 basis points compared to the prior year, and representing record level performance.

6     Crane Co.

Proxy Summary

Adjusted EPS	Free Cash Flow ($m)	Adjusted Operating Margin

*

Special Items impacting EPS in 2017 included a tax charge of $1.44 per share related to recent U.S. tax law changes, an after-tax charge of $0.13 per share related to repositioning, net, and an after-tax charge of $0.11 per share for M&A related items. Special Items in 2016 included an after-tax charge of $2.11 per share relating to the extension of the Company’s asbestos liability estimate, and an after-tax charge of $0.05 per share relating to a legal settlement of certain claims by a former subsidiary. Special Items impacting EPS in 2015 included an after-tax charge of $0.08 per share relating to acquisition-related integration activities, an after-tax charge of $0.16 per share related to repositioning charges, and an after-tax gain of $0.01 per share related to restructuring.

**

Special Items impacting operating margins in 2017 included $8 million of M&A related items and $13 million of net repositioning charges. Special Items impacting operating margins in 2016 included a $192 million asbestos provision and a $5 million legal settlement charge. Special Items impacting operating margins in 2015 included a $12 million repositioning charge, a $7 million charge related to acquisition integration, and a $1 million gain related to restructuring.

2017 Compensation Highlights

Compensation Best Practices

The Compensation Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation and helps retain key personnel. Key elements of our pay practices are as follows:

✓ WHAT WE DO
Pay for performance, aligning executive pay with Company results and stockholder returns	Appropriate mix of fixed and variable pay to balance employee retention with Company goals, both annual and long-term
Require significant stock ownership by executives, including 6x base salary requirement for CEO	All incentive compensation subject to clawback
Majority of executive variable pay is delivered in long-term equity-based awards	Compensation Committee retains independent compensation consultant

X WHAT WE DON’T DO
No excise tax gross-ups upon change in control	No excessive perquisites for executives
No multi-year guaranteed incentive awards	No SERP benefits, and no further pension benefit accruals for executives
No fixed-duration employment contracts with executive officers	No repricing of options
No hedging or pledging of Company stock	No discounted stock options

2018 Proxy Statement     7

Proxy Summary

Pay and Performance Alignment

Over 80% of CEO Target Pay is Performance-Based

The following table summarizes the major elements of our CEO compensation program.

Compensation Element	Key Characteristics
●Determined based on overall performance and competitive compensation data
●Payment based on achievement of Company-wide performance goals relative to pre-established targets ●2017 targets: earnings per share and free cash flow
●Awards based on relative total stockholder return ●Earned shares vest upon conclusion of the three year performance period ●Value realized dependent on Company stock price performance

●Grants based on individual performance ●Grants vest ratably over four years ●Value realized dependent on Company stock price appreciation

8     Crane Co.

Proxy Statement

2018 Proxy Statement     9

Item 1: Election of Directors

Proposal 1	The Board recommends voting FOR each of the Director Nominees

Crane Co. Board of Directors

Our Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the NYSE.

The Board of Directors currently consists of 12 members, 11 of whom are independent.

Prior to the 2017 annual meeting of stockholders, the Board of Directors was divided into three classes with staggered three year terms. At the 2017 annual meeting, stockholders voted to declassify the Board of Directors and provide for the annual election of directors, without reducing the term of any then incumbent director. There are seven directors whose terms will expire at the time of the Annual Meeting, and four directors whose terms will expire at the annual meeting of stockholders in 2019.

The seven directors whose terms will expire at the time of the Annual Meeting are Martin R. Benante, Donald G. Cook, R.S. Evans, Ronald C. Lindsay, Philip R. Lochner, Jr., Charles G. McClure, Jr. and Max H. Mitchell. The Board of Directors has nominated each of them for re-election by the stockholders for a one year term to expire at the 2019 annual meeting of stockholders.

E. Thayer Bigelow, who has been a member of the Board since 1984, has reached the mandatory retirement age under our Corporate Governance Guidelines and will retire from the Board as of the time of the Annual Meeting.

Peter Scannell, who has been a member of the Board since 2015 and whose term would expire in 2019, has informed the Corporate Secretary that he intends to retire from the Board as of the time of the Annual Meeting.

The three remaining directors, Ellen McClain, Jennifer M. Pollino and James L. L. Tullis, who are not standing for election at the Annual Meeting, will continue to serve for the remainder of the terms for which they were elected, which will expire at the 2019 annual meeting of stockholders, and until their successors are duly elected and qualified.

Director Nominating Procedures

The Board believes that a company’s directors should possess and demonstrate, individually and as a group, an effective and diverse combination of skills and experience to guide the management and direction of the Company’s business and affairs. The Board has charged the Nominating and Governance Committee with responsibility for evaluating the mix of skills and experience of the Company’s directors and director nominees, as well as leading the evaluation process for the Board and its committees.

Criteria for Board membership take into account skills, expertise, integrity, diversity and other qualities which are expected to enhance the Board’s ability to manage and direct Crane Co.’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Co., and senior level executive experience as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board.

A director who serves as a chief executive officer should not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee should not serve on more than two other audit committees of public companies.

10      Crane Co.

Item 1: Election of Directors

The Nominating and Governance Committee has proposed, and the Board of Directors recommends, that each of the seven nominees be elected to the Board. If, before the meeting, any nominee becomes unavailable for election as a director, the persons named in the enclosed form of proxy will vote for whichever nominee, if any, the Board of Directors recommends to fill the vacancy, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Board Composition

In conducting its annual review of director skills and Board composition, the Nominating and Governance Committee determined and reported to the Board its judgment that the Board as a whole demonstrates a diversity of organizational experience, professional experience, education and other background, viewpoint, skills and other personal qualities and attributes that enables the Board to perform its duties in a highly effective manner. The Nominating and Governance Committee also considers the Board’s overall diversity of experience, education, background, skills and attributes when identifying and evaluating potential director nominees.

Board Snapshot

Age	Tenure	Diversity

Our individual Board members have a wide range of skills and experience from within and outside our industry, giving them diverse perspectives from which to oversee the Company’s strategy of manufacturing a diverse range of highly engineered industrial products in markets where we have competitive differentiation and scale, and growing the business globally organically and through domestic and international acquisitions. Our Board members possess expertise in, among other things, acquisitions and other business combinations, diversified industrial operations and manufacturing, international business, corporate finance, and organizational leadership.

2018 Proxy Statement      11

Item 1: Election of Directors

Nominees and Continuing Directors

Nominees to be Elected for Terms to Expire in 2019

MARTIN R. BENANTE
Age: 65 Director Since: 2015	Crane Co. Committees: Audit Common Shares Beneficially Owned: 5,658
Retired Chairman of the Board and Chief Executive Officer of Curtiss-Wright Corporation, Charlotte, NC (supplier of highly engineered products and services to commercial, industrial, defense and energy markets), having served from 2000 to December 2013. Continued as Chairman of the Board to December 2014.

Other Directorships: ●Curtiss-Wright Corporation from 1999 to 2015
Relevant Skills and Experience:
●Strategic, operational and managerial expertise gained through a more than 35-year career with a leading industrial manufacturer of highly engineered products in critical service applications, serving markets similar to those of the Company

DONALD G. COOK
Age: 71 Director Since: 2005	Crane Co. Committees: Nominating and Governance (Chair); Management Organization and Compensation Common Shares Beneficially Owned: 21,656
General, United States Air Force (Retired); consultant; independent director.
Other Directorships:
●USAA Federal Savings Bank since 2007
●U.S. Security Associates, Inc. since 2011
●Beechcraft LLC (formerly Hawker Beechcraft Inc.) from 2007 to 2014
●Burlington Northern Santa Fe Corporation from 2005 to 2010

Relevant Skills and Experience:
●Significant experience with organizational and intellectual capital matters, and leadership and strategy, gained as a highly decorated United States Air Force Four Star General (retired)
●Commands included Air Education and Training at Randolph Air Force Base, a Flight Training Wing and two Space Wings, and service as a Legislative Liaison in the United States Senate Liaison Office

12      Crane Co.

Item 1: Election of Directors

R. S. EVANS
Age: 73 Director Since: 1979	Crane Co. Committees: Executive (Chair) Common Shares Beneficially Owned: 469,899
Non-executive Chairman of the Board of Crane Co. since 2001. Chairman and Chief Executive Officer of Crane Co. from 1984 to 2001. Chairman and Chief Executive Officer of Medusa Corporation from 1988 to 1999.

Other Directorships: ●HBD Industries, Inc. since 1989 ●Huttig Building Products, Inc. from 1999 to 2015
Relevant Skills and Experience:
●Unique familiarity with the operations, history and culture of the Company gained as its former Chief Executive Officer and as its Chairman of the Board of Directors, and expertise in corporate finance, acquisitions, and operations and management in a diversified manufacturing company

RONALD C. LINDSAY
Age: 59 Director Since: 2013	Crane Co. Committees: Management Organization and Compensation Common Shares Beneficially Owned: 12,398
Retired Chief Operating Officer, Eastman Chemical Company, Kingsport, TN (manufacturer of specialty chemicals, plastics, and fibers). Chief Operating Officer from 2013 to 2016, and Executive Vice President, Specialty Fluids and Intermediates, Fibers, Adhesives and Plasticizers Worldwide Engineering, Construction and Manufacturing Support, Eastman Chemical Company from 2011 to 2013. Positions of increasing responsibility with Eastman Chemical Company from 1980, including Senior Vice President from 2006 to 2009 and Executive Vice President from 2009 to 2013.

Other Directorships: ●None
Relevant Skills and Experience:
●Corporate strategy, operational, sales and manufacturing expertise gained by extensive senior executive experience with Eastman Chemical Company, a leading chemical manufacturer served by the Company’s Fluid Handling Group

2018 Proxy Statement      13

Item 1: Election of Directors

PHILIP R. LOCHNER, JR.
Age: 74 Director Since: 2006	Crane Co. Committees: Audit; Nominating and Governance Common Shares Beneficially Owned: 23,728
Director of public companies. Senior Vice President and Chief Administrative Officer, Time Warner, Inc., New York, NY (media and entertainment) from 1991 to 1998, and Vice President, General Counsel and Secretary of Time Inc. prior to that. Mr. Lochner served as a Commissioner of the Securities and Exchange Commission from 1990 to 1991.

Other Directorships: ●CMS Energy Corporation since 2005 ●Clarcor Inc. from 1999 to 2017 ●Gentiva Health Services, Inc. from 2009 to 2015
Relevant Skills and Experience:
●More than four decades of legal, regulatory, administrative and corporate governance experience gained as senior executive of various public companies
●Significant expertise in management and corporate governance matters gained as a director of public companies
●Expertise in securities and disclosure matters gained as a Commissioner of the Securities and Exchange Commission

CHARLES G. McCLURE, JR.
Age: 64 Director Since: 2017	Crane Co. Committees: Audit; Nominating and Governance Common Shares Beneficially Owned: 1,559
Managing Partner of Michigan Capital Advisors (private equity firm investing in Tier 2 and 3 global automotive and transportation suppliers). Prior to co-founding Michigan Capital Advisors in 2014, served from 2004 to 2013 as Chairman of the Board, CEO and President of Meritor, Inc., a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets.

Other Directorships: ●DTE Energy since 2012 ●Remy International, Inc. from February to November 2015 ●Penske Corporation since 2013 ●3D Systems since 2017
Relevant Skills and Experience:
●More than 35 years of experience in corporate strategy, manufacturing, sales, operational and intellectual capital expertise in various industries, including transportation
●Proven leadership skills with over 20 years of experience as CEO, president and director of major domestic and international corporations, as well as a member of the boards of industry organizations

14      Crane Co.

Item 1: Election of Directors

MAX H. MITCHELL
Age: 54 Director Since: 2014	Crane Co. Committees: Executive Common Shares Beneficially Owned: 363,056
President and Chief Executive Officer of the Company since January 2014; President and Chief Operating Officer from 2013 to January 2014; Executive Vice President and Chief Operating Officer from 2011 to 2013; Group President, Fluid Handling segment of the Company from 2005 to 2012.

Other Directorships: ●Lennox International, Inc. since 2016
Relevant Skills and Experience:
●Comprehensive knowledge of the Company’s culture and operations gained from successive positions as President of its Fluid Handling Group, its President and Chief Operating Officer and, since January 2014, Chief Executive Officer

Continuing Directors Whose Terms Expire in 2019

ELLEN McCLAIN
Age: 53 Director Since: 2013	Crane Co. Committees: Audit; Nominating and Governance Common Shares Beneficially Owned: 9,135
Chief Financial Officer, Year Up, Boston, MA (not-for-profit provider of job training services) since July 2015. Senior management and financial positions with New York Racing Association, Inc., Ozone Park, NY (operator of thoroughbred racetracks), including President from 2012 to April 2013. Vice President, Finance of Hearst-Argyle Television, Inc., New York, NY (operator of local television stations) from 2004 to 2009.

Other Directorships: ●None
Relevant Skills and Experience: ●Financial, operational and organizational expertise gained as Chief Financial Officer, Chief Operating Officer and President of public and private enterprises

2018 Proxy Statement     15

Item 1: Election of Directors

JENNIFER M. POLLINO
Age: 53 Director Since: 2013	Crane Co. Committees: Audit; Management Organization and Compensation Common Shares Beneficially Owned: 9,135
Executive Coach and Consultant, JMPollino LLC, Charlotte, NC since 2012. Executive Vice President, Human Resources and Communications, Goodrich Corporation, Charlotte, NC (aerospace products manufacturer) from 2005 to 2012. Prior positions at Goodrich included President and General Manager of Goodrich Aerospace’s Aircraft Wheels & Brakes Division and of its Turbomachinery Products Division, and Vice President and General Manager of Goodrich Aerospace, Aircraft Seating Products.

Other Directorships: ●Wesco Aircraft Holdings, Inc. since 2014 ●Kaman Corporation since June 2015
Relevant Skills and Experience:
●Broad experience as an aerospace industry senior executive with responsibility for corporate governance, intellectual capital and organizational issues, as well as financial expertise, gained in over 20 years as senior executive and general manager with a leading aerospace products company
●Financial expertise gained as controller of savings and loan association and field accounting officer at Resolution Trust Corporation
●Certified Public Accountant

JAMES L. L. TULLIS
Age: 70 Director Since: 1998	Crane Co. Committees: Management Organization and Compensation (Chair) Common Shares Beneficially Owned: 28,041
Chairman, Chief Executive Officer and Manager, Tullis Health Investors, Inc., since 1986, and Chairman, Chief Executive Officer and Manager, Tullis Health Investors LLC, since 2012 (venture capital investments in the health care industry).

Other Directorships: ●Lord Abbett & Co. Mutual Funds since 2006, and Chairman beginning in 2017 (family of funds)
Relevant Skills and Experience:
●Financial and organizational expertise gained as Chief Executive Officer of venture capital investment group
●Expertise in management, strategy and governance matters gained as director of public and private companies

Vote Required

Our By-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive the affirmative vote of a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Co. policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee.

16     Crane Co.

Item 1: Election of Directors

Independent Status of Directors

Standards for Director Independence

No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Crane Co. The Board has adopted the standards set forth below in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships would preclude a director from qualifying as an independent director:

●	The director is or was an employee, or the director’s immediate family member is or was an executive officer, of Crane Co. other than as an interim Chairman or interim CEO, unless at least three years have passed since the end of such employment relationship.
●	The director is an employee, or the director’s immediate family member is an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Co. for property or services, if the amount of such payments exceeded the greater of $1 million or 2% of the other organization’s consolidated gross revenues.
●	The director has received, or the director’s immediate family member has received, direct compensation from Crane Co., if the director is a member of the Audit Committee or the amount of such direct compensation received during any twelve-month period within the preceding three years has exceeded $120,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Co.
●	The director is a current partner of or employed by, or the director’s immediate family member is a current partner of, or an employee who personally works on the audit of Crane Co. at, a firm that is the internal or external auditor of Crane Co., or the director was, or the director’s immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Crane Co. audit at that time.
●	The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Co.’s present executive officers serves or served on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.
●	The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Co., if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent. In addition, the Nominating and Governance Committee reviews all charitable contributions in excess of $10,000 by the Company or its affiliated Crane Fund for Widows and Children or Crane Foundation to any organization for which a director or his or her spouse or other immediate family member serves as a trustee, director or officer or in any similar capacity. There were no such contributions in 2017.

Crane Co.’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Ethics, which applies to Crane Co.’s directors and to all officers and other employees, including our chief executive officer, chief financial officer and controller, are available on our website at www.craneco.com/governance. Crane Co. intends to satisfy any disclosure requirements concerning amendments to, or waivers of, the Code of Ethics by posting such information at that website address.

2018 Proxy Statement     17

Item 1: Election of Directors

Independence of Directors

The Nominating and Governance Committee has reviewed whether any of the directors other than Mr. Mitchell, who is Chief Executive Officer of Crane Co., has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, stockholder or officer of an organization that has a relationship with Crane Co.) and, as such, would be reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an “independent” director under the rules of the NYSE and, in the case of members of the Audit Committee and the Management Organization and Compensation Committee, the additional requirements under Section 10A and 10C, respectively, of the Securities Exchange Act of 1934 and the associated rules. The Nominating and Governance Committee determined that, other than Mr. Mitchell, all of Crane Co.’s current directors and all persons who served as a director of Crane Co. at any time during 2017 are independent in accordance with the foregoing standards, and the Board of Directors has reviewed and approved the determinations of the Nominating and Governance Committee.

In reaching their determinations regarding the independence of the other directors, the Committee and the Board applied the Standards for Director Independence described above and determined that there were no transactions that were likely to affect the independence of any director’s judgment.

Board Renewal

At the 2017 annual meeting, stockholders voted to declassify the Board of Directors, reducing the term of office for directors from three years to one year. In connection with this change, the Corporate Governance Guidelines were amended to increase the retirement age for directors from 72 to 75. Each director who has attained the age of 75 as of the record date for an annual meeting of stockholders, or who has served on the Board for 15 years, is required to tender his or her resignation from the Board. The Corporate Governance Guidelines also require a director to tender his or her resignation from the Board if there is a significant change in his or her primary job responsibilities. The Nominating and Governance Committee then makes a recommendation to the Board, based on a review of all the circumstances, whether the Board should accept the resignation or ask the director to continue on the Board.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management or by stockholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Co.’s expense.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board, and the Committee believes that the person has the potential to be a good candidate, the Committee would seek to gather information from or about the person, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the person. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder, although, as stated below, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

18     Crane Co.

Item 1: Election of Directors

Nominations by Stockholders

In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. A stockholder proposing to nominate a director must provide the following information about the nominating stockholder and the director nominee, and must update such information as of the record date for the meeting:

●	the number of shares of Company stock, including details regarding any derivative securities, held by the nominating stockholder and the director nominee and any of their respective affiliates or associates;
●	a description of any agreement regarding how the director nominee would vote, if elected, on a particular matter, including a representation that there are no other understandings;
●	a description of any agreement with respect to compensation as a director from any person other than Crane Co., including a representation that there are no other understandings;
●	a representation that the director nominee will comply with all publicly disclosed Board policies, including those relating to confidentiality;
●	a completed questionnaire similar to the one required of existing directors, a copy of which the Corporate Secretary will provide upon request;
●	a description of any material interest the nominating stockholder has in any such nomination; and
●	any other information about the proposed candidate that would, under the Securities and Exchange Commission’s proxy rules, be required to be included in our proxy statement if the person were a nominee.

Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

Any stockholder recommendation for next year’s Annual Meeting, together with the information described above, must be sent to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902 and, in order to allow for timely consideration, must be received by the Corporate Secretary no earlier than December 24, 2018, and no later than January 23, 2019.

Majority Voting for Directors and Resignation Policy

Our By-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Co. policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

2018 Proxy Statement     19

Item 1: Election of Directors

Board’s Role and Responsibilities

The Board is responsible for, and is committed to, overseeing the business and affairs of the Company and providing guidance for sound decision making and accountability. It reviews the performance of our management, and establishes guidelines and performance targets for our executive compensation program. The Board has adopted a comprehensive set of Corporate Governance Guidelines that set forth the Company’s governance philosophy, policies and practices, and provide a framework for the conduct of the Board’s business.

Strategic Oversight

Our Board takes an active role in overseeing management’s formulation and implementation of its strategic plan. It receives a comprehensive overview of management’s strategic plan for all of the Company’s businesses annually, and receives periodic updates from individual businesses at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chief Executive Officer, the Company’s strategic results, and approves all significant capital allocation decisions.

Risk Oversight

The Board recognizes its duty to assure itself that the Company has effective procedures for assessing and managing risks to the Company’s operations, financial position and reputation, including compliance with applicable laws and regulations. The Board has charged the Audit Committee with responsibility for monitoring the Company’s processes and procedures for risk assessment, risk management and compliance, including regular reports on any violations of law or Company policies and consequent corrective action. The Audit Committee receives presentations regarding these matters from management at each in-person meeting (at least quarterly). The Company’s Director of Compliance and Ethics, as well as the Chief Audit Executive, has regular independent communications with the Audit Committee. The Chair of the Audit Committee reports any significant matters to the Board as part of his reports on the Committee’s meetings and activities.

The Board receives an annual presentation by management on the Company’s risk management practices. The Board also receives reports from management at each meeting regarding operating results, the Company’s asbestos liability, pending and proposed acquisition and divestiture transactions (each of which must be approved by the Board before completion), capital expenditures and other matters.

In addition, the Management Organization and Compensation Committee of the Board has established a process for assessing the potential that the Company’s compensation plans and practices may encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis under the heading “Compensation Risk Assessment” on page 47.

20      Crane Co.

Item 1: Election of Directors

Coordination Among Board Committees Regarding Risk Oversight

Board of Directors

Audit	Management Organization and Compensation	Nominating and Governance

●Financial reporting risk ●Legal and compliance risk ●Performance assessment and compensation of the independent auditor ●Cybersecurity risk ●Fraud risk	●Performance assessment and compensation of CEO and other executive officers ●Management succession planning ●Risk review of incentive compensation arrangements	●Governance risk ●Board succession planning ●Board and committee performance evaluation

Management Succession Planning

We have a comprehensive Intellectual Capital (“IC”) process at Crane Co. that encompasses careful and rigorous talent selection, systematic training and personalized development and an annual assessment of performance and potential. A key element of the IC process is the identification of management succession needs and opportunities, whether arising from natural career growth and development, voluntary turnover, retirements or other causes. Such management succession planning forms part of our annual strategy review process for each of our businesses, and the senior management levels are reviewed with the Board annually.

Stockholder Engagement

The Company regularly meets with current and potential stockholders, both to provide transparency about its operations and results, and to better understand the investment community’s perception of the Company’s performance and corporate strategy. During 2017, the Company attended meetings with more than 100 different investors at conferences, during investor roadshows, and at industry events. Crane Co. also typically hosts an annual half day investor event in New York City during the first quarter of the year to provide a thorough review of the prior year’s results, to discuss the Company’s outlook for the current year, and to review the Company’s corporate strategy and capital allocation policies.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any Chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Co., c/o Corporate Secretary, 100 First Stamford Place, Stamford, CT 06902. To communicate with any of our directors electronically, stockholders should use the following e-mail address: adiorio@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service, or are patently offensive or irrelevant. To the extent that the communication involves a request for information, such as an inquiry about Crane Co. or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

2018 Proxy Statement      21

Item 1: Election of Directors

Board Structure

Board Leadership Structure

Our Corporate Governance Guidelines do not require that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals, as the Board believes that effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles. These leadership roles are currently filled separately by our non-executive Chairman of the Board, R.S. Evans, and by our Chief Executive Officer, Max H. Mitchell. To assist in defining this leadership structure, the Board adopted a position description for the role of the non-executive Chairman of the Board, which is incorporated into our Corporate Governance Guidelines. The principal duties are as follows:

●	Provide leadership to the Board and ensure that each director is making an appropriate contribution;
●

Guide the Board’s discharge of its duties, including reviewing corporate strategy, monitoring risk management and compliance activities, and evaluating senior management performance and succession planning;

●	Chair meetings of the Board of Directors and the Annual Meeting of Stockholders;
●	Organize and approve the agendas for Board meetings based on input from directors and the Chief Executive Officer; and
●	Conduct a performance evaluation of the Board.

The Board believes this leadership structure has afforded the Company an effective combination of management and non-management experience, continuity and independence that has served the Board and the Company well.

Committees of the Board

The Board of Directors has established an Audit Committee, a Management Organization and Compensation Committee and a Nominating and Governance Committee. The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily convened. The memberships of these committees during 2017 were as follows:

Audit Committee
Roles and Responsibilities

The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving Crane Co.’s accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors. The Audit Committee met seven times in 2017. The Audit Committee’s report appears beginning on page 29.

All members of the Audit Committee meet the independence and expertise requirements of the New York Stock Exchange, and all qualify as “independent” under the provisions of Securities and Exchange Commission Rule 10A-3. In addition, the Board of Directors has determined that each of Mr. Benante, Mr. Bigelow, Ms. McClain and Ms. Pollino is an “audit committee financial expert” as defined in regulations of the Securities and Exchange Commission.

Members M. R. Benante E. T. Bigelow (Chair) P. R. Lochner, Jr. E. McClain C. G. McClure, Jr. (since October) J. M. Pollino

22      Crane Co.

Item 1: Election of Directors

Management Organization and Compensation Committee
Roles and Responsibilities

The duties of the Management Organization and Compensation Committee include: coordinating the annual evaluation of the Chief Executive Officer; recommending to the Board of Directors all actions regarding compensation of the Chief Executive Officer; approving the compensation of other executive officers and reviewing the compensation of other officers and business unit presidents; reviewing director compensation; administering the annual incentive compensation plans and stock incentive plan; reviewing and approving any significant changes in or additions to compensation policies and practices; and reviewing management development and succession planning policies.

All members of the Management Organization and Compensation Committee meet the independence requirements of the New York Stock Exchange. The Management Organization and Compensation Committee met six times in 2017. The Management Organization and Compensation Committee’s report appears on page 50.

Members D. G. Cook R. C. Lindsay J. M. Pollino J. L. L. Tullis (Chair)

Nominating and Governance Committee
Roles and Responsibilities

The duties of the Nominating and Governance Committee include developing criteria for selection of and identifying potential candidates for service as directors, policies regarding tenure of service and retirement for members of the Board of Directors, and responsibility for and oversight of corporate governance matters. All members of the Nominating and Governance Committee meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee met three times in 2017.

Members D. G. Cook (Chair) P. R. Lochner, Jr. E. McClain C. G. McClure, Jr. (since October) P. O. Scannell

2018 Proxy Statement      23

Item 1: Election of Directors

Executive Committee
Roles and Responsibilities

The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily convened. The Executive Committee may exercise any of the powers of the Board of Directors, except for approving an amendment of the Certificate of Incorporation or By-Laws; adopting an agreement of merger or sale of all or substantially all of Crane Co.’s assets or dissolution of Crane Co.; filling vacancies on the Board or any committee thereof; or electing or removing officers. The Executive Committee met twice during 2017.

Members E. T. Bigelow R. S. Evans (Chair) M. H. Mitchell

Executive Sessions of Non-Management Directors

Three of the meetings of the Board during 2017 included executive sessions without management present, presided over by R. S. Evans, Chairman of the Board. Crane’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than two times a year. The Chairman of the Board presides at executive sessions, unless he is a member of management, in which case the presiding person at executive sessions rotates on an annual basis among the Chairs of the Nominating and Governance Committee, the Audit Committee and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a person to preside.

Attendance

The Board of Directors met eight times during 2017. Each director attended over 80% of the Board and Committee meetings held in the period during which he or she was a director and Committee member. In addition, it is Crane Co.’s policy that each of our directors attend the Annual Meeting; all members of the Board were present at the 2017 annual meeting except Ms. Pollino, who was unable to attend due to illness.

Board Processes

Board and Committee Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board. It is essential to monitor the Board, committee, and individual director performance and consider and act upon the feedback provided by each Board member. The Nominating and Governance Committee, in consultation with the Chairman of the Board, is charged with overseeing an annual self-assessment of the Board’s performance, as well as an annual self-assessment undertaken by each committee of the Board. The multi-step evaluation process begins with a questionnaire, and includes one-on-one discussions with the Chairman and individual Board members, and one-on-one discussions with the members of each committee. The results are provided to the full Board, and the Board’s policies and practices are updated as appropriate to reflect director feedback.

24      Crane Co.

Item 1: Election of Directors

Director Education

It is important for directors to stay current and informed on developments in corporate governance best practices in order to effectively discharge their duties. Our directors are provided updates on corporate governance developments at regularly scheduled board meetings, receive a focused, in-house governance and compliance training session annually, and are encouraged to participate in programs offered by nationally recognized organizations that specialize in director education.

Conflicts of Interest; Transactions with Related Persons

Crane Co. has established two Conflict of Interest Policies: CP-103, to which all officers and salaried employees are subject, and CP-103D, to which non-employee directors are subject. Those who are subject to the policies are required to disclose to the General Counsel in writing each outside relationship, activity and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. The General Counsel will determine whether the matter does or does not constitute an impermissible conflict of interest, or may in his or her discretion refer the question to the Nominating and Governance Committee, which will review the facts and make a recommendation to the Board. All directors, executive officers and other salaried employees are required to certify in writing each year whether they are personally in compliance with CP-103 or CP-103D, as applicable, and whether they have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated amount in which the director or officer or any member of his or her family has a direct or indirect material interest. The Board of Directors is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval or ratification of any “Transactions with Related Persons” that would be required to be disclosed under applicable Securities and Exchange Commission rules.

Corporate Governance Documents

The Board of Directors has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy-making and decision-making both at the Board and management level, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are available on our website at www.craneco.com/GovernanceGuidelines.

Copies of the charters of the Board committees are available on our website at www.craneco.com/CharterAudit; www.craneco.com/CharterCompensation and www.craneco.com/CharterNominating, respectively.

2018 Proxy Statement     25

Item 1: Election of Directors

Compensation of Directors

Director Compensation Program

The members of the Board of Directors, other than Mr. Mitchell, receive the following compensation:

●	A retainer of $195,000 per year, payable $75,000 in cash and $120,000 in the form of Deferred Stock Units (“DSUs”) of equivalent value; the terms of DSUs are described immediately below. Prior to the 2017 Annual Meeting, the retainer was $185,000 per year, payable $70,000 in cash and $115,000 in DSUs. A director may also elect to receive 100% of the retainer in DSUs;
●	A retainer of $25,000 per year (prior to December 4, 2017, $20,000) for the Chair of the Audit Committee;
●	A retainer of $15,000 for each of the Chair of the Management Organization and Compensation Committee and the Chair of the Nominating and Governance Committee; and
●	A retainer of $10,000 for each member of the Audit Committee other than the Chair; $7,500 for each member of the Management Organization and Compensation Committee or the Nominating and Governance Committee other than the Chair; and $2,000 per year for each member of the Executive Committee other than the Chief Executive Officer.

No meeting fees will be paid unless the total number of meetings exceeds three more than the regularly scheduled meetings of the Board of Directors and the relevant committees. The compensation of Mr. Mitchell, who is Chief Executive Officer in addition to having been a director since January 31, 2014, is shown in the Summary Compensation Table on page 52.

Mr. Evans, the non-executive Chairman of the Board, receives the same annual retainer as a non-employee director plus an incremental retainer of $110,000, payable in cash (or 100% in DSUs at the election of the Chairman), pursuant to an agreement under which the Company also provides him with an office, office assistant and technical support. Prior to the 2017 annual meeting, the incremental retainer was $100,000. The Company also has a time-sharing agreement with Mr. Evans under which he is permitted personal use of the corporate aircraft, for which he reimburses the Company the aggregate incremental cost. See “Other Arrangements with our Named Executive Officers—Use of Company Aircraft” on page 49.

Deferred Stock Units are issued each year as of the date of the annual meeting; are forfeitable if the director ceases to remain a director until Crane Co.’s next annual meeting, except in the case of death, disability or change in control; and entitle the director to receive an equivalent number of shares of Crane Co. stock upon the director’s ceasing to be a member of the Board. In April 2017, each non-employee director received DSUs pursuant to this plan: Mr. Evans received 3,915 DSUs, one director who had elected to receive the entire retainer in DSUs received 2,503 DSUs, and the remaining non-employee directors each received 1,540 DSUs.

Stock Ownership Guidelines for Directors

The Board of Directors has adopted stock ownership guidelines which require each director to hold shares of Crane Co. stock having a fair market value not less than five times the cash portion of the annual retainer for directors, currently $75,000. A director must have attained this ownership level by the fifth anniversary of his or her first election as a director. As of the Record Date, all directors who had attained their fifth anniversary of service were in compliance with this ownership guideline.

26     Crane Co.

Item 1: Election of Directors

Director Compensation in 2017

The following table shows the compensation in 2017 of all directors except for Mr. Mitchell, our Chief Executive Officer, whose compensation is shown in the Summary Compensation Table on page 52.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
M. R. Benante	$83,750	$125,525	$209,275
E. T. Bigelow	$95,750	$141,430	$237,180
D. G. Cook	$96,250	$141,430	$237,680
R. S. Evans	$—	$328,977	$328,977
R. C. Lindsay	$63,750	$134,853	$198,603
P. R. Lochner, Jr.	$91,250	$149,199	$240,449
E. McClain	$91,250	$130,591	$221,841
C. G. McClure, Jr.	$59,167	$120,695	$179,862
J. M. Pollino	$91,250	$130,591	$221,841
P. O. Scannell	$7,500	$202,606	$210,106
J. L. L. Tullis	$88,750	$141,430	$230,180

(1)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of DSUs made during the indicated year. Awards of DSUs during 2017, all pursuant to the 2013 Stock Incentive Plan (together with any predecessor equity compensation plans of the Company, the “Stock Incentive Plan”), were as follows:

●	1,540 DSUs to each of Messrs. Benante, Bigelow, Cook, Lindsay, Lochner, McClure and Tullis, and Ms. McClain and Ms. Pollino; 2,503 DSUs to Mr. Scannell; and 3,915 DSUs to Mr. Evans on April 24 in connection with the Annual Meeting;
●	An aggregate of 287.77 additional DSUs to each of Messrs. Bigelow, Cook and Tullis; 336.12 additional DSUs to Mr. Evans; 202.68 additional DSUs to Mr. Lindsay; 388.28 additional DSUs to Mr. Lochner; 147.55 additional DSUs to Ms. McClain and Ms. Pollino; 115.01 additional DSUs to Mr. Scannell; and 82.17 additional DSUs to Mr. Benante, all in connection with the payment of regular quarterly dividends on Crane Co. stock on March 10,June 9, September 8 and December 8; and
●	An aggregate of 19.52 additional DSUs to Mr. McClure in connection with the payment of regular quarterly dividends on Crane Co. stock on June 9, September 8 and December 8.

The grant date fair value of each DSU granted on April 24, 2017 was $77.91. The assumptions on which this valuation is based are set forth in Note 12 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018.

At December 31, 2017, each non-employee director held the following number of DSUs:

Mr. Benante	5,657.90
Mr. Bigelow	17,430.95
Gen. Cook	17,430.95
Mr. Evans	20,915.18
Mr. Lindsay	12,397.96
Mr. Lochner	23,378.22
Ms. McClain	9,135.08
Mr. McClure	1,559.29
Ms. Pollino	9,135.08
Mr. Scannell	7,364.04
Mr. Tullis	17,430.95

2018 Proxy Statement     27

Item 2: Ratification of the Selection of Auditors

Proposal 2	The Board recommends voting FOR the Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent auditors for 2018

The Board of Directors proposes and recommends that the stockholders ratify the Audit Committee’s selection of the firm of Deloitte & Touche LLP as independent auditors for Crane Co. for 2018. Deloitte & Touche LLP has been Crane Co.’s independent auditor since 1979. Although ratification of this selection is not required by law, the Board of Directors believes it is desirable as a matter of corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as Crane Co.’s independent auditor. We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have an opportunity to make a statement if they wish to do so and to respond to appropriate questions.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned will be voted for approval of the ratification of Deloitte & Touche LLP to audit our consolidated financial statements for 2018.

Annual Evaluation and Selection of Auditors

The Audit Committee is responsible to select, in its sole discretion, the firm of independent auditors to audit Crane Co.’s financial statements for each fiscal year. The Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of any disagreements which arise between management and the auditor regarding financial reporting or other audit, review or attest services for the Company. The independent auditors report directly to the Audit Committee.

The Committee annually reviews and evaluates the performance of the Company’s independent auditors. In evaluating the independent auditors, the Audit Committee considers, among other things, the quality of the independent auditor’s service, the sufficiency of its resources, its independence and objectivity, and the length of time the firm has been engaged as Crane Co.’s independent auditors.

Principal Accounting Firm Fees

Set forth below is a summary of the fees paid for the years ended December 31, 2017 and 2016 to Crane Co.’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2017	2016
	(in thousands)
Audit fees(a)	$5,545	$6,869
Audit-related fees(b)	$400	$279
Tax fees(c)	$784	$552
All other fees(d)	$2	$2
Total	$6,731	$7,702

(a)

Audit services consisted of: (i) audit of Crane Co.’s annual financial statements; (ii) reviews of Crane Co.’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)	Audit-related services consisted of: (i) benefit plan audits; (ii) agreed-upon procedures reports; and (iii) financial accounting and reporting consultations.

28     Crane Co.

Item 2: Ratification of the Selection of Auditors

(c)

Fees for tax compliance services totaled $612 and $429 in 2017 and 2016, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $171 and $122 in 2017 and 2016, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses.

	2017	2016
Ratio of tax planning and advice fees and all other fees to audit fees,
audit-related fees and tax compliance fees	2.6%	1.6%
Percentage of non-audit services approved by the Audit Committee	100%	100%

Pre-Approval Policy and Procedures

Securities and Exchange Commission rules under the Sarbanes-Oxley Act of 2002 prohibit independent auditors of public companies from providing certain non-audit services, and require that other non-audit services be approved by the Audit Committee. The Company’s policy implementing this requirement has been in place since January 2003. That policy:

●	specifies certain types of services that our independent auditors are prohibited from performing;
●	requires that management prepare a budget for non-prohibited services at the beginning of each fiscal year, and present the budget to the Audit Committee for their approval; and
●	requires that any expenditure outside of the budget also be approved by the Committee in advance.

Vote Required

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting of Stockholders by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See Questions and Answers about These Proxy Materials and the Annual Meeting, page 76).

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Crane Co. All of the members of the Committee qualify as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to below do not assure that the audit of Crane Co.’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that Crane Co.’s auditors are in fact “independent.”

In discharging its oversight responsibility as to the audit process, the Committee:

●	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence;

2018 Proxy Statement     29

Item 2: Ratification of the Selection of Auditors

●	discussed with the independent auditors their independence, and any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence;
●	received a report on the quality control procedures of the independent auditors;
●	discussed with management, the internal auditors and the independent auditors the quality and adequacy of Crane Co.’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget and staffing;
●	reviewed with the independent auditors and the internal auditors their respective audit plans and audit scope;
●	reviewed with management the risk assessment and risk management procedures of Crane Co., as well as the procedures and findings of Crane Co.’s compliance program;
●	discussed the results of the internal audit examinations;
●	discussed with the independent auditors the matters required to be discussed under auditing standards, rules and statements promulgated by the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, “Communications with Audit Committees”; and
●	discussed and reviewed, both with and without members of management present, the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Crane Co. as of and for the year ended December 31, 2017, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Crane Co.’s financial statements, Crane Co.’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Crane Co.’s independent auditors are responsible for performing an independent audit of Crane Co.’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that Crane Co.’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

The Committee approved a policy regarding services by Crane Co.’s independent auditors, effective January 1, 2003. Under this policy, the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2018. The Committee also approved the reappointment of Deloitte & Touche LLP to serve as independent auditors; the Board of Directors concurred in such appointment and directed that this action be presented to stockholders for ratification.

Submitted by:

The Audit Committee of the
Board of Directors of Crane Co.

E. Thayer Bigelow, Chair
Martin R. Benante
Philip R. Lochner, Jr.
Ellen McClain
Charles G. McClure, Jr.
Jennifer M. Pollino

Incorporation by Reference. The Audit Committee Report in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not be deemed filed under those Acts, except to the extent that Crane Co. specifically incorporates any such matter in a filed document by reference.

30     Crane Co.

Item 3: Advisory Vote on Compensation of Named Executive Officers

Proposal 3	The Board recommends voting FOR the Advisory Vote to Approve the Compensation of our Named Executive Officers

Based on the recommendation of stockholders at the Company’s 2017 annual meeting of stockholders, and the Board’s consideration of that recommendation, the Company has determined that it will hold a non-binding advisory vote to approve the compensation paid by the Company to its named executive officers every year, until the next required stockholder vote to recommend the frequency of such votes. Accordingly, we are asking stockholders to express their opinion on the compensation of the named executive officers in 2017, as described in the pages that follow in this Proxy Statement.

We believe that the compensation of our executive officers should be:

●	closely linked to the performance of the Company as a whole, the executive’s business unit (as applicable) and the individual executive;
●	aligned with the Company’s annual operating plan and long-term strategic plans and objectives;
●	attractive in the markets in which we compete for executive talent; and
●	structured so as to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and thereby to uphold Crane Co.’s high standards of business ethics and corporate governance.

The Compensation Discussion and Analysis beginning on page 33 explains in detail the elements of the Company’s executive compensation program and the steps taken by the Company to ensure that the program, as implemented in 2017, was aligned with these core principles. Balancing annual and long-term compensation elements, the program directly links incentive compensation for executives with increases in stockholder value, principally by means of annual cash bonuses based on achievement of performance goals set by the Committee at the beginning of the year, performance-based restricted share units which vest in accordance with the Company’s total stockholder return relative to the S&P Mid-Cap 400 Capital Goods Group over a three year period, and stock options and time-based restricted share units that vest over a four-year period. The Company believes that this system, as put into practice under the supervision of the Management Organization and Compensation Committee, is instrumental in enabling the Company to achieve superior financial performance and investor returns.

2018 Proxy Statement     31

Item 3: Advisory Vote on Compensation of Named Executive Officers

The Board strongly endorses the Company’s actions in this regard, and recommends that stockholders vote for the following resolution:

RESOLVED, that the 2017 compensation of the named executive officers as disclosed in the Proxy Statement is approved.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned will be voted for the resolution.

Vote Required

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting of Stockholders by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See Questions and Answers about These Proxy Materials and the Annual Meeting, page 76.) In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related Securities and Exchange Commission rules, the resolution is non-binding and advisory; however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their votes.

32     Crane Co.

Compensation Discussion and Analysis

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. This section of the Proxy Statement explains how, under the guidance of our Management Organization and Compensation Committee (the “Committee”), our executive compensation program is designed and operated with respect to our “named executive officers” or “NEOs”, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement:

Max H. Mitchell	President and Chief Executive Officer
Richard A. Maue	Vice President, Finance and Chief Financial Officer
Louis V. Pinkham	Senior Vice President
Bradley L. Ellis	Senior Vice President
Augustus I. duPont	Vice President, General Counsel and Secretary

Executive Summary

During 2017, we met or exceeded our financial objectives, delivering solid operational performance while continuing to position Crane Co. for long-term stockholder value creation. This performance drove Crane Co.’s stock price higher, with 2017 total stockholder return above that of the most relevant benchmark stock index.

Crane Co. 2017 TSR Better than Benchmark Indices

Given the Committee’s consistent focus on aligning pay with performance, all variable elements of management’s compensation increased compared to 2017, reflecting the improved business performance and total stockholder return compared to the prior year.

2018 Proxy Statement     33

Compensation Discussion and Analysis

2017 Performance Highlights

Continued to Execute on Near-Term Priorities in 2017

In 2017, the Company delivered strong financial results that exceeded our operating plan objectives. Specifically:

●	We reported earnings per diluted share (“EPS”) of $2.84 in 2017, compared to $2.07 in 2016. Excluding Special Items*, EPS increased 7% to $4.53 in 2017, from $4.23 in 2016.
●	Free cash flow (cash provided by operating activities, less capital spending) was $269 million in 2017, above our operating plan objectives, and representing a new all-time record.
●	Our reported sales increased 1.4%, driven by benefits from two small acquisitions, along with core growth of 1.1%, partially offset by unfavorable foreign exchange. The core sales rate moderated slightly compared to 2.0% in 2016, primarily as a result of unfavorable comparisons resulting from a large defense program in our Aerospace & Electronics segment that was completed during 2016.
●	We delivered operating margins, excluding Special Items**, of 15.2% in 2017, up 70 basis points compared to the prior year, and representing record level performance.

Adjusted EPS	Free Cash Flow ($m)	Adjusted Operating Margin

*

Special Items impacting EPS in 2017 included a tax charge of $1.44 per share related to recent U.S. tax law changes, an after-tax charge of $0.13 per share related to repositioning, net, and an after-tax charge of $0.11 per share for M&A related items. Special Items in 2016 included an after-tax charge of $2.11 per share relating to the extension of the Company’s asbestos liability estimate, and an after-tax charge of $0.05 per share relating to a legal settlement of certain claims by a former subsidiary. Special Items impacting EPS in 2015 included an after-tax charge of $0.08 per share relating to acquisition-related integration activities, an after-tax charge of $0.16 per share related to repositioning charges, and an after-tax gain of $0.01 per share related to restructuring.

**

Special Items impacting operating margins in 2017 included $8 million of M&A related items and $13 million of net repositioning charges. Special Items impacting operating margins in 2016 included a $192 million asbestos provision and a $5 million legal settlement charge. Special Items impacting operating margins in 2015 included a $12 million repositioning charge, a $7 million charge related to acquisition integration, and a $1 million gain related to restructuring.

Continue to Pursue Consistent Long-Term Strategy

Crane Co. is a diversified manufacturer of highly engineered industrial products. We choose to compete in markets where we have competitive differentiation and scale. We will continue to leverage our resources as an integrated operating company, and to reinvest in our three global growth platforms—Fluid Handling, Payment Technologies and Commercial Aerospace—both organically and through strategic acquisitions. We believe that this strategy will enable us to deliver above-median EPS growth over time.

We will continue to execute this strategy while remaining committed to the values of our founder, R.T. Crane, who resolved to conduct business “in the strictest honesty and fairness; to avoid all deception and trickery; to deal fairly with both customers and competitors; to be liberal and just toward employees; and to put my whole mind upon the business.”

34     Crane Co.

Compensation Discussion and Analysis

With this framework, we continued to position the Company for long-term sustainable growth in 2017. Specific accomplishments included the following:

●

Substantial acquisition activity. During 2017, we completed two acquisitions and announced a third transaction that subsequently closed in January of 2018. These transactions had an aggregate purchase price of $857 million, which is our all-time record amount committed for acquisitions in a single year. In total, these acquisitions are expected to be accretive to adjusted EPS by at least $1.10 by 2021, or approximately 25% incremental adjusted EPS growth compared to 2017.

	●	Microtronic AG was acquired for approximately $18 million. Microtronic strengthens Crane Payment Innovations’ portfolio of cashless solutions.
	●	Westlock Controls was acquired for $40 million. Westlock is part of our Fluid Handling business, where its products and technologies are accelerating progress in sensing and digital connectivity.
●

Crane Currency was acquired in January 2018 for $800 million on a cash-free and debt-free basis, and is an adjacency within our Crane Payment Innovations business. Crane Currency is a pioneer in advanced micro-optic security technology, and a fully integrated supplier of secure and highly engineered banknotes for central banks all over the world. The technology overlap between Crane Currency and Crane Payment Innovations will enable these businesses to collaborate on next generation currency technologies.

	●	In addition to transactions announced and completed, our funnel of acquisition targets remains robust.

●	New product development. We successfully introduced a number of new products and solutions across our portfolio during 2017. Among others:
●

The process valve business within our Fluid Handling segment released a plug valve with best-in-class fugitive emissions performance, as well as a metal seated ball valve optimized for extreme temperature conditions – both serving the growing needs of the chemical industry.

●

Our Payment Innovations business launched breakthrough bill and coin recycling solutions serving the retail, transportation and gaming industries, as our customers continue to seek greater efficiencies while also requiring the most secure solutions, globally.

●

In our Commercial Aerospace business, as we exit an unprecedented period of engineering development for new, single aisle aircraft such as the Boeing 737MAX, Airbus A320, Embraer E2 and COMAC C919, we have now shifted our investment profile to further differentiating our solutions in support of the emerging next generation electric aircraft.

●	Progress on share gain initiatives. We gained share across most of our portfolio during 2017. Some notable examples:
	●	At Fluid Handling, approximately half of our core growth in 2017 was attributable to share gains, particularly in our process valve businesses, with significant wins in the Americas and Europe.
	●	At Payment & Merchandising Technologies, we gained notable share in the North American and Japanese retail and gaming markets, leveraging new product introductions.
●

Following the completion of the Space Fence project in 2016 utilizing proprietary Multi-Mix® microwave technology, our Aerospace & Electronics business was awarded another large, ground-based radar project with development commencing in late 2017.

●

Engineered Materials gained share in the Recreational Vehicle market, building off our recently introduced Crane Gold product offering in 2016, coupled with unmatched quality and delivery service levels.

●

Initiated proactive repositioning actions. At the end of 2017, we approved repositioning actions in our Fluid Handling, Payment & Merchandising Technologies, and Aerospace & Electronics businesses. These actions reflect the benefits of our business system, where we drive a relentless pursuit of efficiencies across the Company. These specific actions include consolidating certain facilities that will not only improve our cost position, but enable us to meet higher expected future demand levels and provide a footprint that we believe will best serve our customers. In total, these actions are expected to generate $30 million of annual savings by 2020.

2018 Proxy Statement     35

Compensation Discussion and Analysis

Taken together, we believe that the actions taken during 2017 position the Company for years of profitable growth, and the combination of our core, underlying business prospects, along with the recent acquisitions and repositioning initiatives, is expected to lay the groundwork for average adjusted EPS growth in excess of 10% annually for the next several years.

Compensation Framework

The mix of target total direct compensation (base salary, target annual incentive awards and long-term incentive awards) for 2017 was structured to deliver the following approximate proportions of total compensation to our Chief Executive Officer and the other NEOs (on average) if target levels of performance are achieved.

Over 80% of CEO and other NEOs Target Pay is Performance-Based

Chief Executive Officer
Composition of Long-Term Incentive

60%	40%
PRSUs	Stock Options
Other NEOs
Composition of Long-Term Incentive

50%	35%	15%
PRSUs	Stock Options	TRSUs

36     Crane Co.

Compensation Discussion and Analysis

Pay for Performance Alignment

Strong Correlation between Pay and Performance. A substantial majority of the compensation for our Named Executive Officers is performance-based and thus varies with the Company’s actual performance. Annual bonuses for our CEO and other corporate NEOs, which are linked to EPS and free cash flow, were 48% of target in 2015, 124% of target in 2016 and 104.3% of target in 2017. Vesting of performance-based restricted share units (PRSUs) granted to our NEOs was 86% of target for the three year period 2013-2015, 115% of target for the three year period 2014-2016 and 170% of target for the three year period 2015-2017, as shown in the chart below. Vesting of PRSUs is based on the percentile ranking of the Company’s total stockholder return (TSR) relative to the TSRs of the other constituent companies in the S&P MidCap 400 Capital Goods Group.

PRSU Payout Directly Tied to Crane’s Relative TSR

Percentile Rank of Crane Co. TSR vs. TSRs of All Other
Companies in S&P MidCap 400 Capital Goods Group

Stockholder Feedback

For the annual advisory non-binding vote regarding compensation of our NEOs at the 2017 annual meeting, more than 97% of the votes cast were in favor of the resolution approving NEO compensation in 2016.

Compensation Best Practices

The Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation and helps retain key personnel. Key elements of our pay practices are set forth in the Proxy Summary and explained in more detail in the “Policies and Practices Related to our Executive Compensation Program” section below.

2018 Proxy Statement     37

Compensation Discussion and Analysis

Compensation Principles

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. The principles that guide us as we make decisions involving executive compensation are that compensation should be:

●	based on (i) overall performance of the Company, (ii) performance of the executive’s business unit, as applicable, and (iii) individual performance of the executive;
●	aligned with the annual operating plan and longer term strategic plans and objectives to drive achievement of those plans and build sustainable value for stockholders;
●	competitive given relevant and appropriate market conditions in order to attract and retain highly-qualified executives; and
●

consistent with high standards of corporate governance and designed to avoid encouraging executives to take risks that are reasonably likely to have a material adverse effect on the Company or to behave in ways that are inconsistent with the Company’s values and standards of behavior.

We also believe that it is important for our NEOs and other executives to have an ongoing long-term investment in the Company as outlined below under “Stock Ownership Guidelines.”

We design our performance-based incentive compensation so that variation in performance will result in meaningful variation in the earned compensation paid to our NEOs and other key executives. Thus, actual compensation amounts will vary above or below targeted levels depending on performance of the Company and/or business unit and achievement of individual performance goals.

The principal performance measures selected by the Committee to drive annual incentive compensation are, for the Chief Executive Officer and other corporate executives including Mr. Maue and Mr. duPont in 2017, earnings per share and free cash flow (cash provided by operating activities less capital spending) for the Company as a whole and, for executives with direct or supervisory operating unit responsibility including Messrs. Ellis and Pinkham in 2017, operating profit and free cash flow for their respective business units. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the Company’s long-term strategic goal of driving profitable growth in our businesses, both organically and through acquisitions, which we believe will increase stockholder value. For our PRSUs, the performance measure is total stockholder return (TSR) for the Company over a three year period relative to the TSR of the constituent companies in the S&P Midcap 400 Capital Goods Group, a meaningful measure of stockholder value.

38     Crane Co.

Compensation Discussion and Analysis

Elements of Compensation

The following table summarizes the major elements of our executive officer compensation program.

Compensation Element	Principal Objectives	Key Characteristics

Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	●Determined based on overall performance, level of responsibility, competitive compensation data and comparison to other Company executives
Annual Incentive Plan	To motivate executive officers to achieve business unit and Company-wide financial performance goals	●Payment based on achievement of business unit and Company-wide performance goals relative to pre-established targets
Performance- Based Restricted Share Units (PRSUs)	To motivate executive officers to drive profitable growth	●Awards based on relative total stockholder return ●Earned shares vest upon conclusion of the three year performance period ●Value realized dependent on Company stock price performance
Stock Options	To attract and retain executive officers and align their interests with stockholder interests	●Grants based on position, responsibility and individual performance ●Grants vest ratably over four years ●Value realized dependent on Company stock price appreciation
Time-Based Restricted Share Units (TRSUs)	To retain executive officers and drive profitable growth	●Vest ratably over four years ●Value realized varies with Company stock price performance

To enhance performance incentives, long-term awards to the CEO are comprised solely of PRSUs (60%) and stock options (40%). The CEO does not receive TRSUs.

For annual bonus and long-term stock-based compensation, the Committee calibrates award values for targeted performance by reference to the 50th percentile of competitive peer company compensation, recognizing that the competitive range of the median is +/- 15% of the benchmarking data. Within that range, the competitive positioning for individual executives may vary above or below the median based on factors such as tenure, experience, proficiency in role and criticality to the organization. As noted above, the Committee may determine to increase or decrease long-term stock-based compensation based on Company and/or individual performance during the previous year, the Company’s stock price relative to historical stock price trends, availability of shares in the Company’s Stock Incentive Plan and other factors.

Base Salary

Base salary is fixed compensation paid to each executive for performing normal duties and responsibilities. We determine the amount at the date of hire based on competitive market data, current salary levels within the Company and the compensation value needed to attract the particular executive. We review and determine the amount annually based on the executive’s overall performance, competitive compensation data, level of responsibility, and comparison to other Company executives.

Base salaries for certain executive officers were increased effective January 30, 2017. After giving effect to annual merit increases in January 2017 averaging 4.5% for all executive officers, the base salaries for our named executive officers were all within the competitive range of +/- 15% in relation to the 50th percentile of competitive market data per the Company’s independent compensation consultants, Frederic W. Cook & Co., Inc. (“FW Cook”).

2018 Proxy Statement     39

Compensation Discussion and Analysis

Annual Incentive Compensation

We pay our executive officers cash bonuses based on the attainment of Company and business unit performance goals established at the beginning of the year and an assessment of individual performance conducted at the end of the year.

Early in the year, the Committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers, subject to review and approval by the Board in the case of the Chief Executive Officer. In making these determinations, the Committee considers a variety of factors including financial elements of the annual operating plan, comparison to prior year results, the general business outlook for the coming year and the opinions of analysts who follow the Company and our diversified industrial manufacturing peers. Our Chief Executive Officer and other officers participate in the discussions regarding annual incentive objectives so they can provide their input and understand the expectations of each incentive plan component. Each participating executive receives a confirmation of his or her annual bonus objectives and payout range after it has been approved by the Committee. Annual incentive plan objectives are not modified during the year, although the Committee may determine to exclude certain special items impacting earnings per share or free cash flow, either known at the beginning of the year or occurring during the year.

The Committee reviews the performance results for the Annual Incentive Plan, including Company and business unit results and individual performance, at its regularly scheduled January meeting, which is generally the first meeting following the end of the Company’s fiscal year. Based on this review, the Committee determines and approves the annual cash bonuses for each of our executive officers.

Annual Incentive Objectives for 2017—CEO and Other Corporate NEOs

Performance metrics for 2017 consisted of earnings per share and free cash flow (cash provided by operating activities less capital spending), weighted 75% / 25% respectively, for the Chief Executive Officer and other corporate NEOs. In addition to the targeted performance goals, for each performance metric, the Committee set minimum threshold and maximum cap values, so that actual payouts could range from 0% to 200% of the target award amounts. The weighting of these metrics, the same as in 2015 and 2016, was designed for profitable growth as the primary objective but with a significant ancillary objective in maintaining a strong and efficient balance sheet.

For earnings per share, the Committee established a target of $4.53 to align with our annual operating plan. The Committee also established a payout range for earnings per share from $3.62 (0% payout) to $5.44 (200% payout). For free cash flow, the Committee established a target of $250 million. For this performance metric, the Committee established a payout range from $175 million (0% payout) to $325 million (200% payout).

The graphs below show the performance targets and related ranges set by the Committee in February 2017 and the actual performance in 2017 for the corporate financial metrics, as adjusted by the Committee for purposes of bonuses under the Annual Incentive Plan.

Crane Co. 2017 Adjusted Earnings Per Share Payout was 94.5% of Target	Crane Co. 2017 Adjusted Free Cash Flow Payout was 133.6% of Target

40     Crane Co.

Compensation Discussion and Analysis

Performance Targets and Bonuses for Operations NEOs in 2017

For Messrs. Pinkham and Ellis, Senior Vice Presidents with responsibility for certain business operations (Aerospace & Electronics, Crane Payment Innovations, Crane Merchandising Systems and Engineered Materials in the case of Mr. Pinkham, and our Fluid Handling businesses in the case of Mr. Ellis), performance metrics for 2017 were operating profit (70% of target bonus) and free cash flow (30% of target bonus) based on results of the businesses for which they were responsible.

The performance metrics approved by the Committee for Mr. Pinkham were aggregate operating profit of our Aerospace & Electronics, Crane Payment Innovations, Crane Merchandising Systems and Engineered Materials businesses, with a target of $373.8 million (100% payout) and a payout range from $299.1 million (0% payout) to $428.0 million (200% payout), and aggregate free cash flow from such businesses, with a target of $216.2 million (100% payout) and a payout range from $171.9 million (0% payout) to $250.6 million (200% payout).

The performance metrics approved by the Committee for Mr. Ellis were aggregate operating profit of the Fluid Handling businesses, with a target of $115.7 million (100% payout) and a payout range from $89.6 million (0% payout) to $135.7 million (200% payout), and aggregate free cash flow from such businesses, with a target of $75.0 million (100% payout) and a payout range from $57.4 million (0% payout) to $88.0 million (200% payout).

Named Executive Officers’ Bonuses for 2017

In January 2018, the Committee reviewed management’s reports on the performance of the Company, the relevant business units and the individual named executive officers in 2017 against the relevant bonus objectives. In considering Company performance, the Committee excluded special items as reported (relating to certain merger and acquisition expenses, repositioning costs and effects of the 2017 revisions to the Internal Revenue Code) from earnings per share and free cash flow. The resulting calculations resulted in a corporate payout percentage of 104.3%. The approved payout percentages and cash bonuses for our corporate and operations NEOs for 2017 are as follows:

Corporate Objectives	Target		Actual (adjusted)		Performance relative to Target	Weight	Payout %
Earnings per share	$4.53		$4.48		94.5%	75%	70.9
Free cash flow	$250.0	M	$275.2	M	133.6%	25%	33.4
Weighted payout %							104.3

Operations Objectives—Louis Pinkham	Target		Actual (adjusted)		Performance relative to Target	Weight	Payout %
Operating profit	$373.8	M	$371.7	M	97.6%	70%	68.3
Free cash flow	$216.2	M	$236.9	M	160.6%	30%	48.2
Weighted payout %							116.5

Operations Objectives—Brad Ellis	Target		Actual (adjusted)		Performance relative to Target	Weight	Payout %
Operating profit	$115.7	M	$121.5	M	129.2%	70%	90.4
Free cash flow	$75.0	M	$84.2	M	171.2%	30%	51.4
Weighted payout %							141.8

Named Executive Officer	Bonus % of Salary	Bonus Target	Bonus Paid
M. H. Mitchell	110%	$1,072,500	$1,118,618
R. A. Maue	75%	$405,000	$422,415
L. V. Pinkham	70%	$357,000	$415,941
B. L. Ellis	70%	$308,000	$436,652
A. I. duPont	70%	$305,612	$318,753

2018 Proxy Statement     41

Compensation Discussion and Analysis

Long-Term Equity Incentive Compensation

The Stock Incentive Plan is used to provide long-term incentive compensation through stock options and performance-based restricted share units, as well as retention of employees through time-based restricted share units. We believe that employees approach their responsibilities more like owners as their holdings of and potential to own stock increase.

The table below sets forth, for each of our named executive officers, the number of shares and dollar value of stock options and performance-based RSUs and total stock-based compensation granted in January 2017. The stock grants also included time-based RSUs for NEOs other than our Chief Executive Officer.

	Long-Term Incentive
NEO	Options		PRSUs		TRSUs		LTI Total
	#	$	#	$	#	$
M. H. Mitchell	117,103	$1,520,000	28,500	$2,280,000	—	—	$3,800,000
R. A. Maue	26,965	350,000	6,250	500,000	2,030	150,000	$1,000,000
L. V. Pinkham	20,223	262,500	4,688	375,000	1,522	112,500	$750,000
B. L. Ellis	16,179	210,000	3,750	300,000	1,218	90,000	$600,000
A. I. duPont	15,100	196,000	3,500	280,000	1,137	84,000	$560,000

PRSUs

Beginning in 2011, the Committee has granted to NEOs and other senior executives PRSUs with three year performance vesting conditions based on relative total stockholder return as described below, thus directly linking this form of stock-based compensation to returns received by our stockholders relative to comparator industrial companies.

Shown below is the payout curve of PRSUs according to the current design, and the payout curve for grants prior to 2016.

	PRSU Grants (current)		Prior to 2016
Performance Level	CR Relative TSR	Shares Earned % of Target	CR Relative TSR	Shares Earned % of Target
Below Threshold	< 25th percentile	0%	< 35th percentile	0%
Threshold	25th percentile	25%	35th percentile	50%
Target	50th percentile	100%	50th percentile	100%
Maximum	75th percentile	200%	70th percentile	175%

The vesting of PRSUs awarded to members of the senior leadership team in January 2017 will be based on a relative measurement of total stockholder return (share price change plus reinvested dividends), or TSR, for Crane Co. over the three year period January 1, 2017 through December 31, 2019 (with the share price for such purpose being defined as the average of the closing prices for the last 20 trading days in 2016 and 2019, respectively) compared to TSRs of the other companies in the S&P Midcap 400 Capital Goods Group (approximately 40 companies, including seven of the companies in our bench-marking peer group for compensation purposes). Vesting of the PRSUs as shares of Crane Co. common stock will be determined by the formula indicated above for new grants.

For TSR between the 25th and 50th percentiles and between the 50th and 75th percentiles, the vesting is interpolated on a straight line basis. If Crane Co.’s TSR for the three year period is negative, the maximum vesting is capped at 100% regardless of performance relative to peers. In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) is capped at four times the original grant value. Holders of PRSUs are not entitled to receive dividends or dividend equivalent payments during the performance period, prior to vesting.

42     Crane Co.

Compensation Discussion and Analysis

Options

Under the Stock Incentive Plan, stock options must be granted at no less than fair market value on the date of grant and are subject to vesting terms as established by the Committee (generally 25% per year over four years). Accordingly, employees can realize a gain only if the share price increases from the date of grant, directly linking this incentive compensation to increases in stockholder value. Although broad market dynamics can strongly influence our share price, the Committee believes that with stock options our senior level management employees are motivated to take actions that improve the share price, such as profitable sales growth through organic growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations and prudent use of free cash flow through capital expenditures, dividends, acquisitions and stock repurchases.

TRSUs

The Stock Incentive Plan also authorizes the Committee to grant restricted share units, or RSUs, subject to such terms and conditions as the Committee may deem appropriate. The Committee grants time-based restricted share units, or TRSUs, vesting 25% per year over four years, to key employees for retention purposes.

In determining the size of the RSU and stock option grants in January 2017, the Committee considered the competitive market data compiled by FW Cook, Company and individual performance in 2016, and our historical grant practices including the number of shares and the fair market value of the stock.

Retirement Benefits

The NEOs other than Messrs. Maue and Pinkham have accrued retirement benefits under the Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. Messrs. Maue and Pinkham, and the other NEOs beginning in 2014, participate in a defined contribution retirement plan under which the Company contributes 3% of salary and bonus annually (the contribution rate was 2% prior to 2014), subject to the limitations on contributions to tax-qualified retirement plans under applicable federal tax regulations.

The NEOs also participate in our Benefit Equalization Plan, which is designed only to restore retirement benefits under the Company’s regular pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. In the event of retirement at age 62 with 10 years of service, a participating executive would be eligible to receive benefits under that plan without the reduction factor set forth in the Company’s tax-qualified pension plan of three percent per year prior to age 65. The NEOs with defined benefit accounts in this plan are Mr. Mitchell, Mr. duPont and Mr. Ellis. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the Benefit Equalization Plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this Plan to 21 senior leadership executives, including all of the named executive officers.

Other Compensation

The “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the Summary Compensation Table and the accompanying footnotes set forth the details of other compensation received by the named executive officers. In certain cases, such as the Crane Co. contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams and other personal benefits, the compensation is only provided to certain key employees (including the named executive officers), and we have determined it to be reasonable and competitive compensation for the named executive officers in relation to general industry practices. Our executives bear all taxes associated with such benefits.

2018 Proxy Statement     43

Compensation Discussion and Analysis

In the case of personal use of the corporate aircraft, this benefit is restricted to the Chief Executive Officer and the Chairman of the Board. Our Chief Executive Officer, Mr. Mitchell, has an agreement with Crane Co. pursuant to which he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter he is required to reimburse the Company for all incremental cost incurred above that amount. The net incremental cost to Crane Co. above the reimbursed amount is included in the “All Other Compensation” column of the Summary Compensation Table. The Board of Directors has approved this personal use of the aircraft for Mr. Mitchell because the Board believes that such personal use of the aircraft permits the most efficient use of time by Mr. Mitchell and thereby benefits Crane Co. For more information regarding the use of the Company aircraft, see the section captioned “Use of Company Aircraft” on page 49.

Compensation Decision-Making Process

Committee’s Role

The Committee is responsible for oversight of our executive compensation program. With respect to the compensation of our Chief Executive Officer, the Committee determines his compensation, subject to review by the Board of Directors. With respect to our other executive officers, the Committee determines their compensation after reviewing the recommendations of the Chief Executive Officer. The Committee administers the Annual Incentive Plan, reviewing and setting the performance targets for the CEO and other corporate officers subject to review by the Board of Directors, setting performance targets for all other participants after reviewing the recommendations of the Chief Executive Officer and reviewing and approving the annual bonuses based upon actual performance. The annual bonus calculations are also reviewed by our independent auditors. The Committee also administers the Stock Incentive Plan and approves all grants of stock options and restricted share units.

The Committee is assisted in these responsibilities by its independent compensation consultant, FW Cook. Although Crane Co. pays the fees and expenses of FW Cook, the firm is retained by the Committee. FW Cook does not perform any other compensation related services for Crane Co. The Committee reviews the independence of FW Cook each year and has concluded that its work for the Committee has not raised any conflict of interest.

Role of CEO and Management

The Chief Executive Officer and certain other senior corporate officers play an important role in supporting the Committee in the discharge of its responsibilities. Management maintains records and provides historical compensation data to the Committee and FW Cook, as well as the annual operating plan and the actual performance results from which annual bonuses are determined. The Chief Executive Officer, together with other senior corporate officers, presents recommendations to the Committee regarding performance targets under the Annual Incentive Plan and long-term equity incentives under the Stock Incentive Plan. The Chief Executive Officer and other officers participate in the discussions regarding annual and long-term incentive objectives so they can provide their input and understand the expectations for each incentive plan component.

44     Crane Co.

Compensation Discussion and Analysis

Compensation Consultant and Peer Group Analysis

Each year, FW Cook reviews the Company’s compensation peer group against certain size-related metrics and alignment with the Company’s business segments and complexity of operations. When and as appropriate, FW Cook proposes the addition of other companies to the compensation peer group to replace companies that have been acquired or made substantial changes to their business portfolio. The 18 company peer group below was used by FW Cook to develop comparative compensation data for the Committee in setting 2017 compensation targets.

Compensation Peer Group for 2017

Actuant Corporation	Ametek, Inc.	Carlisle Companies Incorporated
Colfax Corporation	Curtiss-Wright Corporation	Dover Corporation
Esterline Technologies Incorporated	Flowserve Corporation	Harsco Corporation
IDEX Corporation	ITT Corporation	Pentair, Inc.
Roper Industries, Inc.	SPX Corporation	Teledyne Technologies Incorporated
The Timken Company	Trinity Industries, Inc.	Woodward, Inc.

The Company’s comparator group for PRSUs granted in 2017 is the S&P Midcap 400 Capital Goods Group, consisting of approximately 40 companies and including seven of the companies in our compensation peer group. The Committee selected the larger comparator group for PRSU purposes based on the view (with which FW Cook concurs) that a larger group is appropriate for measuring relative TSR over a three year period because it is less likely to be meaningfully affected by the loss of constituent companies during the period. In addition, the S&P Midcap 400 Capital Goods Group is a regularly published listing with all the necessary data to make the required calculations.

FW Cook provides the Committee with comparative compensation data on the peer companies from publicly available sources and, in addition, comparative compensation data compiled from a broad group of general industry companies with revenues ranging from $1.0 billion to $5.0 billion, appropriately size-adjusted to determine market values for companies of comparable size to the Company or business unit, as applicable. This data includes base salary, target bonus opportunity and long-term incentive compensation for the named executive officers. The Committee uses this comparative data during its review of salaries, annual target cash incentive compensation and aggregate stock option and RSU grant values for Mr. Mitchell and the other NEOs, with the view that all elements of target total direct compensation should be calibrated by reference to the 50th percentile of competitive market data for targeted performance, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. The Committee may use its judgment and discretion to vary the award values, based on Company and individual performance during the previous year, historical stock price trends and other factors.

Self-Assessment Process

Each year, the Chief Executive Officer proposes a set of goals and objectives for himself, which are reviewed and approved by the Board as part of an annual self-assessment and review process managed by the Committee. The goals and objectives include quantitative goals based on the annual operating plan and related metrics, as well as certain qualitative objectives relating to business strategy, organization and intellectual capital development. At the end of each year, our Chief Executive Officer prepares and delivers to the Committee a self-assessment of his performance during that year, with reference to the goals and objectives established at the beginning of the year as well as challenges and opportunities that arose during the year. This self-assessment is shared with the other members of the Board of Directors, and their responses and other observations are compiled by the Chair of the Committee and discussed with our Chief Executive Officer, who then responds to the full Board.

2018 Proxy Statement     45

Compensation Discussion and Analysis

The principal conclusions of this assessment process for 2016 (which shaped the Committee’s compensation decisions in January 2017) were as follows: (1) Mr. Mitchell led the Company to solid operating performance in 2016 with EPS up 3.0% over the prior year, significantly increased cash flow to $267 million and achieved core sales growth of 2.0%; (2) Mr. Mitchell drove a thorough process to evaluate a range of acquisition opportunities within a comprehensive portfolio strategy focused on increasing total shareholder return; (3) Mr. Mitchell strengthened the management team through rigorous application of the intellectual capital process, including realigning roles of key leaders and attention to succession planning needs; and (4) Mr. Mitchell generated increased confidence and credibility with the Board of Directors and investors based on transparent communication and performance exceeding expectations.

The principal conclusions of this assessment process for 2017 (which shaped the Committee’s compensation decisions in January 2018) were as follows: (1) under Mr. Mitchell’s leadership, the Company executed well across all of its businesses in a mixed end market environment, achieving record adjusted operating margins of 15.2%, with adjusted EPS up 7% over the prior year, and delivered free cash flow of $269 million; (2) created significant stockholder value, increasing the Company’s stock price by 24%, slightly ahead of the Company’s PRSU peer group; (3) Mr. Mitchell led a disciplined acquisition process, completing the acquisitions of Westlock Controls Corporation and Microtronic AG in the first half of 2017, reaching agreement to acquire Crane & Co. (“Crane Currency”) in December (which was completed in January 2018), and actively engaging in the review of a range of other potential acquisition opportunities; (4) Mr. Mitchell drove the development of innovative technology and engineering excellence in the businesses, resulting in new products or significant product enhancements across all of the Company’s segments; and (5) Mr. Mitchell continued to lead with integrity, and communicated openly and frequently with the Company’s senior leadership teams and associates about his unwavering commitment to the highest standards of ethics in the workplace.

The Committee took these observations into account, along with the competitive data supplied by FW Cook, in approving Mr. Mitchell’s bonuses for 2016 and 2017 under the Annual Incentive Plan and in determining Mr. Mitchell’s stock-based incentive compensation grants in January 2017 and January 2018.

A similar process is followed for each of the Company’s other NEOs except that it is the Chief Executive Officer who reviews the self-assessment by such executive officer and provides the conclusions and findings that help guide the compensation decisions affecting such officer; for the other NEOs, annual incentive compensation, though largely formula-based, is subject to adjustment by the CEO, and subject to review and approval by the Committee, based on assessment of individual performance.

Say-on-Pay Vote in 2017

In accordance with the Dodd-Frank Act and related rules adopted by the Securities and Exchange Commission, we presented a “Say-on-Pay” item to stockholders in 2017, which called for an advisory, non-binding vote regarding the compensation of our named executive officers in 2016 as described in the proxy statement. On this item, 97% of the votes cast were in favor of the resolution. In light of strong stockholder support, the Committee concluded that no revisions were necessary to our executive officer compensation program in direct response to the vote. Stockholders were also asked to vote on the frequency with which say-on-pay votes should be conducted, and 89% of the votes cast were in favor of continuing to conduct the say-on-pay vote annually.

46     Crane Co.

Compensation Discussion and Analysis

Policies and Practices Related to our Executive Compensation Program

Compensation Risk Assessment

The Committee has established a process for assessing the potential that our compensation plans and practices may encourage our executives to take risks that are reasonably likely to have a material adverse effect on the Company. A senior management team led by the Vice President-CBS, People and Performance conducts a review of the operation and effect of our compensation plans and practices which is presented to the Committee for discussion at its February meeting. With the assistance of FW Cook, the Committee concluded that our compensation plans and practices do not encourage excessive or unnecessary risk-taking for the following reasons:

●	Our incentive plans have a mix of performance measures, including Company-wide and business unit financial measures, operational measures and individual objectives.
●	Our compensation programs contain a balance of annual and long-term incentive opportunities.
●	We cap incentive plan payouts within a reasonable range.
●	The range of payouts from threshold to maximum payout (performance slope) under our annual incentive plan and performance-based restricted share units is calibrated for an appropriate risk profile.
●	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.
●	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event any of our executive officers engage in misconduct resulting in a financial restatement.
●	The mix of performance-based restricted share units and stock options in our long-term incentive program provides a blend of relative and absolute performance measures for our senior executives.

Stock Ownership Guidelines

The Company’s stock ownership guidelines for executive officers, business unit presidents and other key employees, which were updated in October 2016, are expressed as a multiple of base salary:

Executive Level	Minimum Ownership Level
CEO	6 x Base Salary
CFO	5 x Base Salary
Executive Officers-CEO Direct Reports	4 x Base Salary
Other Executive Officers	3 x Base Salary

2018 Proxy Statement     47

Compensation Discussion and Analysis

Shares that count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account and (iii) the after-tax value (65%) of TRSUs held by the executive. Neither unearned PRSUs nor unexercised stock options count for purposes of the guideline. The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of RSUs (i.e., the total shares covered by the option exercised or the RSU grant vesting less the number of shares surrendered to pay the exercise price and satisfy tax withholding obligations), while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines. As of February 28, 2018 all of the NEOs either held the requisite number of shares or were complying with the retention ratio for option exercises and RSU vestings in accordance with the guidelines.

Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options

Annual grants of stock options and RSUs to executive officers are made at the Committee’s regular January meeting. The Committee also grants stock options and RSUs at other dates to newly hired or promoted executives. The exercise price of stock options under the Stock Incentive Plan is equal to the fair market value at the date of grant, determined on the basis of the closing price on the date of grant.

Policy with Respect to Hedging and Pledging of Company Stock

In May 2012, the Board adopted a policy prohibiting any director or executive officer of the Company from (1) entering into any hedging or other transaction to limit the risk of ownership of Company stock and (2) pledging Company stock to secure any loan or advance of credit. During 2017, none of our directors and executive officers engaged in any such transactions.

Clawback Policy

Under the Company’s “clawback” policy, the Company may recoup from the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and other executive officers (including all the named executive officers) the annual incentive bonuses and amounts realized from stock option exercises and vesting of RSUs and PRSUs based upon financial statements that are subsequently restated, as a result of fraud or similar misconduct by such executives. The Committee administers this policy and has the discretion to determine when it is to be applied, to whom and to which compensation. The Committee intends to review this policy when the regulations of the Securities and Exchange Commission implementing the provisions of the Dodd-Frank Act relating to clawback and the rules of the New York Stock Exchange thereunder are effective.

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Committee designed awards under the Annual Incentive Plan, as well as PRSUs and stock options granted under equity incentive plans, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the NEOs, the Committee will—consistent with its past practice—design compensation programs that are in the best long-term interests of Crane Co. and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

48     Crane Co.

Compensation Discussion and Analysis

Other Arrangements with our Named Executive Officers

Change in Control Provisions

Each of the Company’s executive officers has an agreement which, in the event of a change in control of Crane Co., provides for continued employment for a period of three years or until normal retirement following the change in control. Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with “Good Reason” for constructive termination, the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The annual incentive plans, stock options and restricted stock and RSUs contain similar features which accelerate vesting in the event of termination following a change in control. The change in control agreements do not provide for any tax gross-ups, and instead cap the payments to the employee to the extent that such payments together with accelerated vesting of stock options, restricted stock and RSUs would trigger any excise tax under Section 4999 of the Internal Revenue Code resulting from such payments (and if capping the payments provides the employee with a larger after-tax payment).

As set forth below under “Potential Payments upon Termination or Change in Control,” the aggregate payments to the named executive officers under the change in control agreements, including the estimated value of continuation for three years (or until normal retirement age) of the individual’s medical coverage and other benefits, would range from $7,558,132 for Mr. Mitchell to $2,857,493 for Mr. duPont. The Board of Directors has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.

Indemnification Agreements

Crane Co. has entered into indemnification agreements with Mr. Mitchell, each other director, Messrs. Maue, Pinkham, Ellis, and duPont, and the seven other executive officers of Crane Co., the form of which was approved by stockholders at the 1987 annual meeting. The indemnification agreements require Crane Co. to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent or fiduciary of Crane Co. or for another entity at the request of Crane Co., and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.

Use of Company Aircraft

Crane Co. has entered into time share agreements with Mr. Evans and Mr. Mitchell regarding personal use of the corporate aircraft, including aircraft leased by Crane Co. from a third party operator. Under the agreements, Crane Co. agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay Crane Co. for each flight. The agreement with Mr. Evans provides that he pay the aggregate incremental cost of aircraft operation. Such incremental costs include fuel, landing fees, parking fees, temporary hangar charges, flight crew meals and lodging, and, for chartered aircraft, the entire charter fee. The agreement with Mr. Mitchell provides that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. During 2017, the aggregate incremental cost to Crane Co. for personal use of the aircraft by Messrs. Evans and Mitchell, less amounts paid by them under the time share agreements, was nil and $100,000, respectively.

2018 Proxy Statement     49

Compensation Discussion and Analysis

Management Organization and Compensation Committee Report

The Management Organization and Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in Crane Co.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by:

The Management Organization and Compensation
Committee of the Board of Directors of Crane Co.

James L. L. Tullis, Chair
Donald G. Cook
Ronald C. Lindsay
Jennifer M. Pollino

50      Crane Co.

2017 Executive Compensation Tables

Annual Compensation of the Named Executive Officers

This discussion should be read together with the 2017 Summary Compensation Table and the 2017 Grants of Plan-Based Awards table below.

Base Salary — The base annual salary of the Chief Executive Officer, Mr. Mitchell, is determined by the Compensation Committee and approved by the Board of Directors. The base annual salary of each of the other NEOs is recommended by the Chief Executive Officer and approved by the Committee.

Based on the base salaries of the named executive officers, as well as the fair value of equity awards, non-equity incentive plan awards and other compensation granted to them in 2017, base salary and bonus accounted for approximately 22.1% of the aggregate total compensation of the NEOs.

Stock Awards—PRSUs and TRSUs — In 2017 the Compensation Committee made grants of performance-based restricted share units (“PRSUs”) to certain key executives, including the named executive officers. The PRSUs will vest, if at all, at the end of 2019, as determined with reference to the percentile ranking of the total stockholder return (share price appreciation plus reinvested dividends), or “TSR,” of Crane Co. common stock for the period from January 1, 2017 through December 31, 2019, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. The Committee also made grants of time-based restricted share units (“TRSUs”), which will vest as to one-fourth of the award on the first, second, third and fourth anniversaries of the date of grant.

The grants were made pursuant to the 2013 Stock Incentive Plan. See “Potential Payments Upon Termination or Change in Control” for a description of treatment of the PRSUs upon termination of employment.

Option Awards — In January 2017, consistent with previous practice, Crane Co. made annual grants of stock options to executives and other key employees including the named executive officers. Options become exercisable 25% per year over four years, and expire, unless exercised, ten years after grant. The exercise price of the options granted on January 30, 2017 was $73.90, which was the fair market value of Crane Co. stock on the date of grant, calculated in accordance with the terms of the 2013 Stock Incentive Plan by taking the closing price on the grant date. See “Potential Payments Upon Termination or Change in Control” for a description of treatment of the options upon termination of employment.

Non-Equity Incentive Plan Compensation — In January 2017, the Compensation Committee made target bonus awards pursuant to the Annual Incentive Plan to each of the Company’s executive officers (including the named executive officers). The awards became payable in cash in the first quarter of 2018 to the extent that certain performance targets were met during 2017. The target awards are shown in the 2017 Grants of Plan-Based Awards table on page 55; the amounts shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2017 are the actual amounts paid.

Other Compensation — The amounts appearing in the Summary Compensation Table under the caption “All Other Compensation” are disaggregated in footnote 5 to the table.

2018 Proxy Statement      51

2017 Executive Compensation Tables

2017 Summary Compensation Table

The table below summarizes the compensation for 2017, 2016 and 2015 earned by Crane Co.’s Chief Executive Officer, its Chief Financial Officer, and each of the three other most highly paid executive officers (as determined pursuant to Securities and Exchange Commission rules) who were serving as executive officers at December 31, 2017.

Stock Awards — Amounts shown in the column headed “Stock Awards” consist of PRSUs, which vested or will vest, if at all, at the end of 2019, 2018 and 2017, respectively, based on the total stockholder return of Crane Co.’s stock relative to the S&P Midcap 400 Capital Goods Group over a three year period; for NEOs other than Mr. Mitchell, this column also includes grants of TRSUs.

Non-Equity Incentive Compensation Awards — Amounts shown in the column headed “Non-Equity Incentive Plan Compensation” are the amounts that were paid early in the following year under the Annual Incentive Plan, in respect of the performance of the business during the indicated year, as measured against objective targets which had been set in January or February of the indicated year.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Max H. Mitchell President and Chief Executive Officer	2017	970,385		$2,280,000	$1,519,997	$1,118,618	$136,293	$192,082	$6,217,375
	2016	$915,000		$2,130,003	$1,419,997	$1,138,077	$48,545	$154,257	$5,805,879
	2015	$925,096	(6)	$2,010,007	$1,340,004	$439,374	$—	$173,741	$4,888,222
Richard A. Maue Vice President, Finance and Chief Financial Officer	2017	537,742		$650,017	$350,006	$422,415	$1,527	$61,438	$2,023,145
	2016	$509,870		$584,986	$315,001	$476,351	$1,064	$51,285	$1,938,557
	2015	$508,033	(6)	$520,002	$280,004	$180,297	$—	$53,741	$1,542,077
Louis V. Pinkham Senior Vice President	2017	508,840		$487,516	$262,495	$415,941	$1,087	$53,657	$1,729,536
	2016	$493,806		$654,979	$245,002	$430,903	$806	$49,613	$1,875,109
	2015	$489,740	(6)	$454,993	$245,001	$—	$—	$55,321	$1,245,055
Bradley L. Ellis Senior Vice President	2017	436,970		$390,010	$210,003	$436,652	$174,481	$48,515	$1,696,631
	2016	$399,423		$390,020	$210,003	$348,793	$55,346	$347,477	$1,751,062
	2015	$392,237	(6)	$325,038	$174,995	$455,551	$—	$53,170	$1,400,991
Augustus I. duPont Vice President, General Counsel and Secretary	2017	435,931		$364,024	$195,998	$318,754	$38,791	$53,198	$1,406,696
	2016	$427,382		$363,994	$195,998	$372,667	$51,734	$52,152	$1,463,927
	2015	$426,524	(6)	$364,042	$195,997	$141,053	$—	$56,113	$1,183,729

(1)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of TRSUs and PRSUs made during 2017, 2016 and 2015. For details of individual grants of PRSUs during 2017 please see the Grants of Plan-Based Awards table below. There were no forfeitures of restricted shares, TRSUs or PRSUs by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 12 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018.

(2)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options to purchase Crane Co. stock made during the indicated year. For details of individual grants of stock options during 2017 please see the Grants of Plan-Based Awards table below. There were no forfeitures of Crane Co. stock options by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 12 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018.

52      Crane Co.

2017 Executive Compensation Tables

(3)

Amounts shown in this column for all named executive officers represent amounts determined on the basis of the indicated year’s performance and paid early in the following year under the Annual Incentive Plan. For details of the 2017 grants, including the minimum, target and maximum amounts which were potentially payable, please see the Grants of Plan-Based Awards table below.

(4)

For 2017 and 2016, the amount shown in this column for Mr. Mitchell, Mr. Ellis and Mr. duPont is the increase in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Co. Pension Plan for Eligible Employees and the Crane Co. Benefit Equalization Plan) from December 31, 2016 and 2015 (the pension plan measurement dates used for financial statement reporting purposes with respect to Crane’s audited financial statements for 2016 and 2015 respectively) to December 31, 2017 and 2016 (the pension plan measurement dates with respect to Crane’s audited financial statements for 2017 and 2016 respectively). See below under “Nonqualified Deferred Compensation Benefits.” For 2015 for Messrs. Mitchell, Ellis and duPont, there were reductions in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Co. Pension Plan for Eligible Employees and the Crane Co. Benefit Equalization Plan) from December 31, 2014 to December 31, 2015 (the pension plan measurement date used for financial statement reporting purposes with respect to Crane’s audited financial statements for 2015) as follows:

	Year Ended December 31,	Pension Plan for Eligible Employees	Benefit Equalization Plan
M. H. Mitchell	2015	$(10,762)	$(20,636)
B. L. Ellis	2015	$(21,675)	$(27,058)
A. I. duPont	2015	$(4,625)	$(127,122)

In accordance with Securities and Exchange Commission regulations, these decreases in the present value of the benefit (resulting from changes in the discount rate applied) are reflected as zero amounts in the Summary Compensation Table. For additional information regarding defined benefit plans, please see “Retirement Benefits” below.
Amounts shown in this column for 2017 also include interest earned on balances in the defined contribution component of the Benefit Equalization Plan. These amounts are shown separately in the Nonqualified Deferred Compensation table on page 60, under the caption “Aggregate Earnings in 2017.”

(5)	Amounts in this column for 2017 include the following:

	Dividends Paid on Restricted Stock/RSUs*	Personal Use of Company Aircraft**	Personal Use of Company- Provided Car	Company Contribution to Benefit Equalization Plan***	Company Contribution to 401(k) Plan	Insurance Premiums	Total
M. H. Mitchell	$—	$100,000	$18,763	$55,154	$16,200	$1,965	$192,082
R. A. Maue	$7,599	—	$14,219	$22,323	$16,200	$1,097	$61,438
L. V. Pinkham	$10,606	—	$5,696	$20,092	$16,200	$1,063	$53,657
B. L. Ellis	$5,807	—	$10,229	$15,473	$16,145	$861	$48,515
A. I. duPont	$4,790	—	$15,131	$16,158	$16,200	$919	$53,198

*

Dividends are paid on shares of restricted stock and TRSUs at the same rate as on all other shares of Common Stock. Dividends are not accrued or paid on PRSUs until the awards are earned and shares of Common Stock are issued.

**	The method of computing the cost of personal use of the Crane Co. aircraft is described under the caption “Use of Company Aircraft” on page 49.
***	Includes the Company contribution to the defined contribution benefit under the Benefit Equalization Plan; see “Retirement Benefits” below.

(6)

Base salaries paid to the named executive officers in 2015 included an extra paycheck on December 31st due to the Company’s practice of paying salaried employees every two weeks (26 pay periods per year), which causes an extra paycheck in the calendar year approximately every eleven years. This was partially offset by one week of unpaid furlough taken by each of the named executive officers during 2015.

2018 Proxy Statement      53

2017 Executive Compensation Tables

2017 Grants of Plan-Based Awards

The following table gives further details of 2017 compensation as disclosed in the second, third and fourth columns of the Summary Compensation Table.

In the table below, the rows labeled “Annual Incentive Plan” disclose target bonuses set in February 2017, at which time business performance targets were also fixed. The column headings in relation to the Annual Incentive Plan are as follows:

●

“Threshold” is the amount which would have been payable if actual performance compared to each target was at a predetermined minimum level (for example, if earnings per share had been at $3.62, or 80% of the target level), and below which no amount would have been payable;

●	“Target” is the amount which would have been payable if actual performance had been exactly equal to each of the targets (for example, if adjusted earnings per share had been $4.53); and
●

“Maximum” is the amount which would have been payable if actual performance had been a predetermined percentage above the target (for example, if earnings per share had been $5.44, or 120% of the target level, or greater).

Note that the amount shown in the Summary Compensation Table for 2017 under the heading “Non-Equity Incentive Plan Compensation” is the cash bonus actually paid, which was determined entirely by the performance of the business as compared to the targets set at the beginning of 2017.

The rows labeled “Performance RSU” disclose the target numbers of shares which may vest at the end of 2019 in respect of grants made in January 2017. Vesting will be based on the TSR of Crane Co. stock relative to the other companies in the S&P Midcap 400 Capital Goods Group over the three year period 2017—2019. The column headings in relation to the Performance RSUs are as follows:

●	“Threshold” is the number of shares which will vest if Crane Co.’s TSR is at the 25th percentile as compared with the comparator group, and below which no amount will vest;
●	“Target” is the number of shares which will vest if Crane Co’s TSR is at the 50th percentile (median) of the group; and
●

“Maximum” is the number of shares which will vest if Crane Co.’s TSR is at the 75th percentile or higher (however, if Crane Co.’s TSR is negative, the number of shares will not be higher than 100% of target).

In no event will the aggregate value of the shares earned exceed four times the value of the target number of shares determined at the beginning of the performance period.

The column headed “Grant Date Fair Value” shows the grant date fair value of the Performance RSUs, calculated using a formula based on the probability of various outcomes. This amount also appears in the Summary Compensation Table under the heading “Stock Awards”; please see footnote 1 to the Summary Compensation Table. The value of the shares that actually vest at the end of 2019, if any, may be higher or lower than the grant date fair value.

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The rows labeled “Stock Option” disclose the number of stock options granted in January 2017, in respect of the executive’s performance during the previous year and as an incentive for performance during future years. The amount under the heading “Grant Date Fair Value,” calculated using the Black-Scholes formula, also appears in the Summary Compensation Table under the heading “Option Awards”; please see footnote 2 to the Summary Compensation Table.

			Estimated possible payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)			All Other Stock Awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)(4)	Grant date fair value of stock and option awards(5)
Name	Type of Award	Grant Date(1)	Threshold	Target	Max.	Threshold	Target	Max.
M. H. Mitchell	Annual Incentive Plan	2/27/2017	$—	$1,072,500	$2,145,000
	Performance RSU	1/30/17				7,125	28,500	57,000				$2,280,000
	Stock Option	1/30/17								117,103	$73.90	$1,519,997
R. A. Maue	Annual Incentive Plan	2/27/2017	$—	$405,000	$810,000
	Performance RSU	1/30/17				1,563	6,250	12,500				$500,000
	Time-Based RSU	1/30/17							2,030			$150,017
	Stock Option	1/30/17								26,965	$73.90	$350,006
L. V. Pinkham	Annual Incentive Plan	2/27/2017	$—	$357,000	$714,000
	Performance RSU	1/30/17				1,172	4,688	9,376				$375,040
	Time-Based RSU	1/30/17							1,522			$112,476
	Stock Option	1/30/17								20,223	$73.90	$262,495
B. L. Ellis	Annual Incentive Plan	2/27/2017	$—	$308,000	$616,000
	Performance RSU	1/30/17				938	3,750	7,500				$300,000
	Time-Based RSU	1/30/17							1,218			$90,010
	Stock Option	1/30/17								16,179	$73.90	$210,003
A. I. duPont	Annual Incentive Plan	2/27/2017	$—	$305,612	$611,224
	Performance RSU	1/30/17				875	3,500	7,000				$280,000
	Time-Based RSU	1/30/17							1,137			$84,024
	Stock Option	1/30/17								15,100	$73.90	$195,998

(1)	All grants of PRSUs, TRSUs and stock options were effective as of the date on which the Compensation Committee voted to approve them.
(2)

The amounts shown are the estimated payouts under the Annual Incentive Plan at the time the performance targets and target bonus percentages were approved by the Compensation Committee on February 27, 2017. On January 29, 2018 the Committee approved bonus payouts for 2017 at 104.3% of target for the corporate named executive officers, 116.5% of target for Mr. Pinkham, and 141.8% of target for Mr. Ellis, based on 2017 results as adjusted for certain Special Items. See the Compensation Discussion and Analysis under “Elements of Compensation—Annual Incentive Compensation—Named Executive Officers’ Bonuses for 2017” above. Those amounts were paid in February 2018, and are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2017.

(3)

Amounts shown are the estimated number of shares which will vest in respect of grants of Performance-Based Restricted Share Units made on January 30, 2017 under the 2013 Stock Incentive Plan. The actual number of shares which will vest will be determined at year-end 2019 with reference to the ranking of Crane Co.’s total stockholder return among the total stockholder return of the other companies in the S&P Midcap 400 Capital Goods Group over the period from January 1, 2017 through December 31, 2019. See “Elements of Compensation—Long-Term Equity Incentive Compensation–PRSUs” in the Compensation Discussion and Analysis above.

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(4)

The exercise price of options is the fair market value of Crane Co. stock on the date of grant, determined in accordance with the terms of the 2013 Stock Incentive Plan by taking the closing market price on the date of grant.

(5)	The grant date fair values of PRSUs, TRSUs and stock options are as follows, calculated in each case in accordance with FASB ASC Topic 718:

Type of Equity Award	Value	Method of Valuation
Performance RSUs	$80.00	Monte Carlo pricing model
Time-based RSUs	$73.90	Closing trading price on grant date
Stock Options	$12.98	Black-Scholes pricing model

2017 Option Exercises and Stock Vested

The following table provides information on all exercises of stock options, and all vestings of restricted stock, TRSUs and PRSUs, for each of the named executive officers during 2017.

The value realized on exercise of options is computed by multiplying the number of shares acquired upon exercise by the difference between the market price of the shares on the applicable exercise date (calculated as the closing price on that date, or, if the shares received were concurrently sold, as the price actually obtained), and the exercise price of the options. The value realized on vesting of TRSUs and PRSUs is computed by multiplying the number of shares by the closing price on the applicable vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)
M. H. Mitchell	50,000	$1,149,500	33,912	$2,506,097
R. A. Maue	—	$—	8,258	$611,839
L. V. Pinkham	34,948	$625,773	8,970	$665,724
B. L. Ellis	—	$—	4,403	$326,388
A. I. duPont	—	$—	6,923	$512,658

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2017 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each named executive officer, as of December 31, 2017: (i) under the heading “Option Awards,” the number of unexercised options, whether exercisable or unexercisable, with the exercise price and expiration date of each grant; (ii) in the first and second columns under the heading “Stock Awards,” the number and market value of unvested shares of restricted stock, unvested time-based RSUs and unvested retirement shares; and (iii) in the third and fourth columns under the heading “Stock Awards,” the number and market value of unearned performance-based RSUs. No such awards have been transferred by any of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
M. H. Mitchell	40,765	0		$48.59	1/28/2019	—	—	202,261	$18,045,736
	69,212	23,071	(5)	$64.78	1/27/2024
	67,951	67,952	(6)	$58.47	1/26/2025
	54,447	163,344	(7)	$43.57	1/25/2026
	0	117,103	(8)	$73.90	1/30/2027
R. A. Maue	17,471	0		$48.59	1/28/2019	5,757	$513,640	42,505	$3,792,279
	13,574	4,525	(5)	$64.78	1/27/2024
	14,199	14,199	(6)	$58.47	1/26/2025
	12,078	36,235	(7)	$43.57	1/25/2026
	0	26,965	(8)	$73.90	1/30/2027
L. V. Pinkham	13,156	4,386	(5)	$64.78	1/27/2024	8,035	$716,883	33,792	$3,014,935
	12,424	12,424	(6)	$58.47	1/26/2025
	9,394	28,183)	(7)	$43.57	1/25/2026
	0	20,223	(8)	$73.90	1/30/2027
B. L. Ellis	11,763	0		$48.59	1/28/2019	4,399	$392,479	27,040	$2,412,528
	6,786	2,263	(5)	$64.78	1/27/2024
	8,874	8,874	(6)	$58.47	1/26/2025
	8,052	24,157	(7)	$43.57	1/25/2026
	0	16,179	(8)	$73.90	1/30/2027
A. I. duPont	16,396	0		$48.59	1/28/2019	3,629	$323,779	26,534	$2,367,358
	11,778	3,926	(5)	$64.78	1/27/2024
	9,939	9,939	(6)	$58.47	1/26/2025
	7,515	22,546	(7)	$43.57	1/25/2026
	0	15,100	(8)	$73.90	1/30/2027

(1)

Options vest on the dates indicated in the corresponding footnote; options also vest (or continue to vest per schedule in case of retirement for certain awards) upon death, disability, retirement or termination after a change in control. Retirement for this purpose for options granted in 2010 or later generally means termination of employment after age 65, or after age 62 with at least ten years of service.

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(2)	Figures in this column include time-based RSUs and, for Mr. Ellis, 800 retirement shares which vested on January 28, 2018. The time-based RSUs will vest according to the following schedule:

Vesting Date	Mitchell	Maue	Pinkham	Ellis	duPont
January 25, 2018	—	775	1,750	517	482
January 26, 2018	—	513	449	320	359
January 27, 2018	—	377	365	189	326
January 30, 2018	—	507	380	304	284
January 25, 2019	—	774	1,750	516	482
January 26, 2019	—	513	449	321	360
January 30, 2019	—	508	381	305	285
January 25, 2020	—	775	1,750	517	482
January 30, 2020	—	507	380	304	284
January 30, 2021	—	508	381	305	285

For all grants, vesting also occurs (or continues to occur per schedule in case of retirement for certain awards) upon death, disability or retirement, or upon a change in control. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least ten years of service.

(3)	Computed using a price of $89.22 per share, which was the closing market price of Crane Co. stock on the last trading day of 2017.
(4)

The PRSUs granted in 2016 and 2017 will vest, if at all, on December 31, 2018 and December 31, 2019, respectively, as determined with reference to the percentile ranking of the total stockholder return (share price appreciation plus reinvested dividends), or TSR, of Crane Co. common stock for the three year period ending on that date, as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. Pursuant to Securities and Exchange Commission rules, the hypothetical amounts shown in the table include the PRSUs granted in 2016 and the PRSUs granted in 2017 at the maximum (200%) level. There can be no assurance, however, that the Company’s TSR for a full vesting period will be sufficient for the PRSUs to vest, if at all, at any particular level. The PRSUs granted in 2015 became vested in early 2018, after performance results through December 31, 2017 were certified, at 169.8% of target, and are reflected in the table at that level. See “Elements of Compensation—Long Term Equity Incentive Compensation—PRSUs” above.

(5)	This option grant will vest 100% on January 27, 2018.
(6)	This option grant will vest 75% on January 26, 2018, and 100% on January 26, 2019.
(7)	This option grant will vest 50% on January 25, 2018; 75% on January 25, 2019; and 100% on January 25, 2020.
(8)	This option grant will vest 25% on January 30, 2018; 50% on January 30, 2019; 75% on January 30, 2020; and 100% on January 30, 2021.

Retirement Benefits

Employees Hired Prior to 2006 (defined benefit) — All employees of Crane Co. hired before January 1, 2006, including Messrs. Mitchell, Ellis and duPont, have accrued retirement benefits under the Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. For all eligible salaried employees, including all of the executive officers, Crane Co. provides a retirement benefit equal to three percent of covered compensation, subject to Internal Revenue Code limits as described below, which amount is invested in the Crane Co. Savings and Investment Plan (401(k) plan) at the direction of the employee.

Effective January 1, 2013 all executive officers and other employees who were participants in the pension plan receive annual pension benefits payable under the pension plan equal to 1-2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years (prior to 2013) of the 10 years of service immediately preceding retirement less 1-2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including “home allowances”); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under Section 83 of the Internal Revenue Code. However, the tax code limits the total compensation taken into account for any participant under the pension plan. That limit was $270,000 for 2017, and is subject to adjustment in future years.

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Benefit Equalization Plan — The NEOs also participate in the Benefit Equalization Plan, a non-qualified, non-elective deferred compensation plan. Under the Benefit Equalization Plan, participating executives receive a benefit intended to restore retirement benefits under the Company’s regular pension plan that are limited by the Internal Revenue Code cap on the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. There is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. The NEOs with defined benefit accounts in this plan are Mr. Mitchell, Mr. Ellis and Mr. duPont. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the Benefit Equalization Plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this Plan to 21 senior leadership executives, including all of the NEOs.

See “Nonqualified Deferred Compensation Benefits” below regarding certain employer contributions to the Benefit Equalization Plan for the year 2013 and after.

The table below sets forth the number of years of credited service and the present value at December 31, 2017 of the accumulated benefit under the Pension Plan and the Benefit Equalization Plan for each of the named executive officers covered by those plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
M. H. Mitchell	Crane Co. Pension Plan for Eligible Employees	9	$309,384	—
	Crane Co. Benefit Equalization Plan	9	$750,778	—
B. L. Ellis	Crane Co. Pension Plan for Eligible Employees	16	$467,049	—
	Crane Co. Benefit Equalization Plan	16	$685,907	—
A. I. duPont	Crane Co. Pension Plan for Eligible Employees	17	$810,388	—
	Crane Co. Benefit Equalization Plan	17	$1,142,842	—

(1)

The actuarial present value of each participant’s accumulated pension benefit is determined using the same assumptions and pension plan measurement date used for financial statement reporting purposes. The actual retirement benefit at normal retirement date payable under the Pension Plan for Eligible Employees is subject to an additional limit under the tax code which, for 2017, does not permit annual retirement benefit payments to exceed the lesser of $215,000 or the participant’s average compensation for the participant’s three consecutive calendar years of highest compensation, subject to adjustment for future years. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane Co. or 10 years of participation in the defined benefit plan.

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Nonqualified Deferred Compensation Benefits

The Benefit Equalization Plan was amended effective January 1, 2014 to add a defined contribution component that restores the tax-limited portion of the non-matching company contribution under the Company’s 401(k) plan. That benefit is currently three percent of a participant’s annual salary plus bonus in excess of the Internal Revenue Code compensation limit that applies under the 401(k) plan. Contributions earn interest during a plan year at a rate equal to the average 10-year Treasury Constant Maturities for the month of December immediately preceding such plan year. The contributions become vested based on the participant’s years of service at the rate of 20% per year over five years. Vested contributions, as adjusted for interest, are payable in a lump sum cash payment six months after termination of employment.

The following table shows information about the participation by each named executive officer in the Benefit Equalization Plan with respect to this employer contribution. The named executive officers do not participate in any other defined contribution nonqualified deferred compensation plans.

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in 2017 ($)	Employer Contributions in 2017(1) ($)	Aggregate Earnings in 2017(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)
M. H. Mitchell	—	$55,154	$3,273	—	$189,860
R. A. Maue	—	$22,323	$1,527	—	$85,161
L. V. Pinkham	—	$20,092	$1,087	—	$64,846
B. L. Ellis	—	$15,473	$1,324	—	$69,981
A. I. duPont	—	$16,158	$1,207	—	$65,836

(1)	Amounts in this column are included in “All Other Compensation” in the Summary Compensation Table.
(2)	Amounts in this column are included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The named executive officers would have received certain payments or other benefits in the following circumstances, assuming that each had taken place on December 31, 2017:

●	the executive resigns voluntarily;
●	the executive is involuntarily terminated, either directly or constructively;
●	the executive retires;
●	the executive dies or becomes permanently disabled while employed;
●	a change in control of Crane Co. takes place; and
●	the executive is terminated following a change in control of Crane Co.

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Such payments or other benefits would be due to the named executive officers under the following plans and agreements:

Severance Pay

Our stated severance policy is to pay salaried employees one week per year of service upon termination for the convenience of Crane Co.; however, our prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of biweekly payroll distributions, at the election of the executive, with medical, dental and other welfare benefits and retirement benefits continuing during such period. Under this practice, if each of the named executive officers had been terminated as of December 31, 2017, the severance to which they would have been entitled (including the estimated value of continuation of welfare benefits) would have been as follows:

M. H. Mitchell	$1,001,941
R. A. Maue	$567,021
L. V. Pinkham	$523,595
B. L. Ellis	$465,837
A.I. duPont	$455,608

Stock Options

Voluntary Resignation	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally ranging from 90 days to the full option term (depending on the reason for termination and the year of grant)
Involuntary Termination	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally ranging from 90 days to the full option term (depending on the reason for termination and the year of grant)
Retirement	Options continue to become vested and exercisable in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company
Death or Permanent Disability While Employed	Unvested options become immediately exercisable
Change in Control	No change
Termination After Change in Control	Vesting is accelerated only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control

If the then unvested stock options of each of the named executive officers had become exercisable as of December 31, 2017, and assuming the value of Crane Co. stock to be $89.22 per share, the closing price on the last trading day of 2017, the aggregate value to each of the named executive officers of exercising the options on that date would have been as follows:

M. H. Mitchell	$11,904,051
R. A. Maue	$2,614,442
L. V. Pinkham	$2,085,602
B. L. Ellis	$1,678,813
A. I. duPont	$1,662,133

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Restricted Share Units and Performance Restricted Share Units

Voluntary Resignation	Forfeited
Involuntary Termination	Forfeited
Retirement(1)	Continue to vest in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company
Death or Permanent Disability While Employed	Immediate vesting(2)
Change in Control	No change
Termination After Change in Control	Accelerated vesting, only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control(3)

(1)	Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least ten years of service.
(2)	Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results.
(3)	For PRSUs vesting in connection with a change in control, the number of shares vesting is generally based on performance results determined through the date immediately before the change in control, except that if the change in control occurs during the first half of the performance period, the number of PRSUs vesting is based on target performance.

If the then unvested RSUs (including PRSUs) owned by each of the named executive officers had become vested as of December 31, 2017, and assuming the value of Crane Co. stock to be $89.22 per share, the closing price on the last trading day of 2017, the aggregate value to each of the named executive officers would have been as follows:

M. H. Mitchell	$10,783,665
R. A. Maue	$2,814,445
L. V. Pinkham	$2,489,287
B. L. Ellis	$1,885,308
A. I. duPont	$1,717,039

Retirement Shares. Prior to 2008, the Committee administered a program using periodic, discretionary awards of restricted stock (“retirement shares”) to make up the shortfall in executive officer and key employee pension benefits imposed by certain federal tax policies which limit the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. This plan was discontinued in 2008 when, at the recommendation of the Committee, the Board of Directors adopted the Benefit Equalization Plan. Mr. Ellis held 800 retirement shares which vested on January 28, 2018, and would also have vested earlier in the event of his retirement, death or disability, or a change in control of Crane Co. If the retirement shares had become vested as of December 31, 2017, and assuming the value of Crane Co. stock to be $89.22 per share, the value of those retirement shares would have been $71,376.

Benefit Equalization Plan

Each of the named executive officers participates in the Benefit Equalization Plan described in the Compensation Discussion and Analysis at page 43 and under the caption “Retirement Benefits” on page 59. Assuming their separation from service as of December 31, 2017, they would have become entitled to the following benefits under the defined benefit and defined contribution portions of the Benefit Equalization Plan, respectively. In the event of a participant’s death, one-half of the benefit would be payable to the participant’s beneficiary.

	Defined Benefit	Defined Contribution
M. H. Mitchell	$750,778	$189,860
R. A. Maue	0	$85,161
L. V. Pinkham	0	$64,846
B. L. Ellis	$685,907	$69,981
A. I. duPont	$1,142,842	$65,836

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Change in Control Agreements

Each of the named executive officers has an agreement which, in the event of a change in control of Crane Co., provides for the continuation of the employee’s then current base salary, bonus plan and benefits for the three year period following the change in control. The agreements are for a three year period, but are automatically extended annually by an additional year unless Crane Co. gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by Crane Co. without “Cause” or by the employee with “Good Reason” (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the previous three years’ bonuses. All accrued deferred compensation and vacation pay, employee benefits, medical coverage and other benefits also continue for three years (or until normal retirement) after termination.

“Cause” under the change in control agreements generally includes, among other things, personal dishonesty or certain breaches of fiduciary duty; repeated, willful and deliberate failure to perform the executive’s specified duties; the commission of a criminal act related to the performance of duties; distributing proprietary confidential information about the Company; habitual intoxication by alcohol or other drugs during work hours; or conviction of a felony.

“Good Reason” under the change in control agreements includes, among other things, any action by Crane Co. which results in a diminution in the position, authority, duties or responsibilities of the employee.

If a change in control had taken place on December 31, 2017, and employment had terminated immediately thereafter, each of the named executive officers would have become entitled to the following benefits under this provision:

	Cash Payment	Estimated value of continuation for three years (or until normal retirement) of medical coverage and other benefits
M. H. Mitchell	$7,477,308	$80,824
R. A. Maue	$3,125,404	$81,063
L. V. Pinkham	$3,253,612	$40,785
B. L. Ellis	$3,046,175	$77,510
A. I. duPont	$2,800,435	$57,058

Aggregate Benefit Amounts

The table below reflects the estimated aggregate compensation that each of the named executive officers would receive in the event of his voluntary resignation, involuntary termination, normal retirement at age 65, death or disability, change in control and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2017, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

Name	Voluntary Resignation	Involuntary Termination	Retirement	Death or Disability	Change in Control	Change in Control and Termination
M. H. Mitchell	$—	$1,001,941	$22,687,715	$22,687,715	$—	$30,245,848
R. A. Maue	$—	$567,021	$5,428,887	$5,428,887	$—	$8,635,353
L. V. Pinkham	$—	$523,595	$4,574,889	$4,574,889	$—	$7,869,287
B. L. Ellis	$—	$465,837	$3,564,120	$3,564,120	$71,376	$6,687,805
A. I. duPont	$—	$455,608	$3,379,171	$3,379,171	$—	$6,236,665

2018 Proxy Statement     63

2017 Executive Compensation Tables

Pay Ratio

As of December 31, 2017, Crane Co. had 9,546 employees located in 35 countries around the world, of whom 4,901 were located in the United States. For the calendar year 2017, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $68,296, and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $70,941. The total compensation of our CEO, Max Mitchell, in 2017 was $6,217,375 (see “2017 Summary Compensation Table” on page 52), which was 91 times the compensation of the median employee worldwide, and 88 times the compensation of the median employee in the United States.

We used a statistical sampling technique to identify the median employee, randomly selecting 301 of our worldwide employees and 251 of our United States employees. We then identified the individual in each of the two samples who received the median compensation (using for this purpose salary (including base wages), bonus and overtime actually paid during 2017). We then determined the annual total compensation of those two employees as shown above on the same basis as used for the CEO in the Summary Compensation Table.

In accordance with SEC rules, our sampling of the worldwide group excluded all employees located in 23 countries who together comprise fewer than 5% of all Crane Co. employees. We excluded employee populations in the following countries, each of which has no more than 21 employees: Argentina, Austria, Belgium, Brazil, Egypt, Greece, Hong Kong, Italy, Kenya, Korea, Malaysia, the Netherlands, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, Singapore, South Africa, Spain; in Australia and Dubai, each with approximately 44 employees; and in Ukraine, with approximately 100 employees. After excluding employees in these countries, our pay ratio calculation included 9,122 of our total 9,546 employees.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Equity Compensation Plan Information

A new equity compensation plan is proposed to be approved by shareholders at the Annual Meeting; if the new plan is approved, no further awards will be granted under the existing plan, the 2013 Stock Incentive Plan, with the exception of an estimated 550 additional DSUs that will be granted as dividend equivalents between the Record Date and the date of the Annual Meeting with respect to outstanding DSU awards based on the dividend payable for the first quarter of 2018. Please see below under “Proposal to Approve 2018 Stock Incentive Plan.”

The following table shows information regarding our equity compensation plans as of December 31, 2017:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options(2)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2013 Stock Incentive Plan (and predecessor plans)	3,623,918	$56.45	3,865,736
Equity compensation plans not approved by security holders	0	NA	0
Total	3,623,918	$56.45	3,865,736

(1)	Includes 408,895 RSUs, 163,364 DSUs and 501,827 PRSUs, assuming the maximum potential payout percentage. Actual numbers of shares may vary, depending on actual performance. If the PRSUs included in this total vest at the target performance level as opposed to the maximum level, the aggregate awards outstanding would be 3,383,060.
(2)	Does not take RSUs, PRSUs or DSUs into account because they do not have an exercise price.

64     Crane Co.

Item 4: Proposal to Approve 2018 Stock Incentive Plan

Proposal 4	The Board recommends voting FOR the 2018 Stock Incentive Plan

Introduction

As discussed in the Compensation Discussion and Analysis above, Crane Co.’s stock incentive program is used to provide long-term incentive compensation and to retain highly regarded employees and non-employee directors. The Board of Directors believes that Crane Co.’s stock incentive program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The Board of Directors believes that grants of equity-based compensation to key executives are a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Crane Co. and in establishing a direct link between the financial interests of such individuals and of our stockholders.

The Board of Directors believes that Crane Co.’s equity program for its key employees and non-employee directors should be reviewed periodically to determine whether it remains a viable source of incentive compensation both in terms of the number of shares of stock available for awards and, in general, in terms of its design. The Compensation Committee, with the assistance of FW Cook, has recommended to the Board the adoption of the 2018 Stock Incentive Plan, a copy of which appears as Appendix A to this Proxy Statement (the "2018 Plan"). Stockholder approval of the 2018 Plan is required in order to meet the listing requirements of the New York Stock Exchange.

The current 2013 Stock Incentive Plan (the "2013 Plan") was approved by the Board of Directors and stockholders at the annual meeting in 2013. The 2013 Plan originally authorized the issuance of up to 9,500,000 shares of stock pursuant to awards under the plan. As of February 28, 2018, the record date for the 2018 Annual Meeting, there were 3,143,702 shares available for future grants under the 2013 Plan.

In view of the limited number of shares remaining available under the 2013 Plan, the Board of Directors approved and believes that it is desirable that the stockholders approve the 2018 Plan, which authorizes the issuance of up to 6,500,000 shares of Crane Co. stock, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under predecessor plans, reduced for grants of equity-based compensation as described below, with special rules regarding how “full value awards” are counted for this purpose (see below). If the 2018 Plan is approved, no further awards will be made under the 2013 Plan.

On January 29, 2018, the Board approved the 2018 Plan, subject to stockholder approval.

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

Principal Provisions of Crane Co. 2018 Stock Incentive Plan

This summary of the terms of the 2018 Plan is qualified in its entirety by reference to the text of the plan, a copy of which appears as Appendix A to this Proxy Statement.

Key Features of the 2018 Plan

The following features of the 2018 Plan will protect the interests of our stockholders:

●	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.
●

No repricing or grant of discounted stock options. The 2018 Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2018 Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

●	No single-trigger acceleration. Under the 2018 Plan we do not automatically accelerate vesting of awards in connection with a change in control of the company.
●	Dividends. We do not pay dividends or dividend equivalents on stock options, stock appreciation rights or unearned performance awards.
●	Clawback. Awards granted under the 2018 Plan are subject to the company’s compensation clawback policy.
●	Director Limits. The 2018 Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Administration

The 2018 Plan, like the 2013 Plan, is administered by the Compensation Committee, or such other committee composed of at least three members of the Board as may be designated by the Board from time to time. Awards available for granting under the 2018 Plan are as described in the section below titled “Types of Awards.” Participants in the 2018 Plan are non-employee directors of the Company, and such key employees of Crane Co. and its subsidiaries as the Compensation Committee may designate. As of February 28, 2018, approximately 415 individuals were eligible to receive awards under the 2018 Plan, including 11 executive officers and 11 non-employee directors. All awards granted under the 2018 Plan will be evidenced by agreements in a form designated by the Compensation Committee, and subject to the terms and conditions of the 2018 Plan.

Shares Available

As described in the Introduction, the sum of 6,500,000 shares is reserved for issuance and available for awards under the 2018 Plan. This number is reduced for any awards granted under the 2013 Plan on or after February 1, 2018 and before the 2018 Annual Meeting (with options reducing the share pool on a one-to-one basis, and full value awards reducing the share pool on a 3.85-to-1 basis for this purpose). The following share counting rules apply under the 2018 Plan:

●	Options and stock appreciation rights awarded under the 2018 Plan are deducted from the share pool on a one-to-one basis, while full value awards are deducted on a 3.85-to-1 basis.
●

Outstanding awards under the 2013 Plan and certain other predecessor plans (the “Prior Plans”) that expire, or are terminated, surrendered or forfeited on or after February 1, 2018 are added to the share pool (on a one-to-one basis for options and a 3.85-to-1 basis for full value awards).

●	Awards under the 2018 Plan settled in cash do not count against the pool.
●

Awards granted under the 2018 Plan that expire, or are terminated, surrendered or forfeited are returned to the share pool (on a one-to-one basis for options and a 3.85-to-1 basis for full value awards).

●

The full number of shares covered by options and share-settled stock appreciation rights count against the share pool, even if fewer shares are actually delivered upon exercise (e.g., due to the “net” exercise

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

of an option) under the 2018 Plan. This means that any shares tendered or surrendered to cover the exercise price of an option are not added back to the share pool.
●	Shares tendered or surrendered to cover taxes in connection with the exercise of an option or stock appreciation right are not added back to the share pool.
●	Shares tendered or surrendered to cover taxes in connection with a full value award under the 2018 Plan are added back to the share pool on a 3.85-to-1 basis.
●	The 2018 Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Shares to be issued or purchased under the 2018 Stock Incentive Plan will be authorized but unissued shares of Crane Co. common stock or shares of common stock reacquired by Crane Co., including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds are not added back to the shares available for grant under the 2018 Plan.

Similar to the 2013 Plan, no share-based awards may be granted under the 2018 Plan during any one calendar year to a non-employee director that exceed, together with any cash compensation received for such service, (i) $750,000 for a non-employee director not serving as the Chairman, and (ii) $1,000,000 for a non-employee director serving as the Chairman, in either case based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. The 2018 Plan permits disinterested members of the Board to make individual exceptions to this limit in extraordinary circumstances.

Types of Awards

The 2018 Plan provides for the grant of stock options, stock appreciation rights, restricted shares and restricted share units, deferred stock units, and other stock-based awards.

Stock Options

Employees receiving options (“optionees”) have the right to purchase a specified number of shares of stock at a specified exercise price, subject to the terms and conditions established by the Compensation Committee and specified in an agreement memorializing the grant. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day.

The Compensation Committee may grant to a participant who is an employee options that qualify as incentive stock options, non-qualified stock options or a combination of incentive and non-qualified stock options. No more than an aggregate of 6,500,000 incentive stock options may be granted under the 2018 Plan. No participant may be granted incentive stock options that would result in shares with an aggregate value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant. The optionee must pay the exercise price for shares to be purchased in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Crane Co. common stock. Upon approval, options may be exercised in the form of a “cashless exercise” through a broker based on the broker’s agreement to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any, or through such other means as the Compensation Committee may authorize.

Stock Appreciation Rights

An award of stock appreciation rights entitles the employee to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the award, multiplied by (ii) the number of shares of common stock with respect to which the award is exercised. All stock appreciation rights must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. All of the other terms and conditions

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

of the stock appreciation right are established by the Compensation Committee and specified in an agreement memorializing the grant.

Stock appreciation rights must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Crane Co. common stock or a combination of cash and common stock.

Restricted Shares and Restricted Share Units

Restricted share awards entitle recipients to acquire shares of Crane Co. common stock, and restricted share unit awards entitle recipients to receive a notional account settled as described below, subject to forfeiture (and, in the case of performance awards, to increase or decrease) in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award.

Each restricted share or restricted share unit award will be granted pursuant to an agreement that will specify the terms pursuant to which Crane Co.’s right of forfeiture will lapse and such other provisions as the Compensation Committee may establish not inconsistent with the 2018 Plan. These terms may be based on performance standards, periods of service, the recipient’s retention of ownership of specified shares of Crane Co. common stock, or other criteria, as the Compensation Committee may establish. Restricted share units will, in general, be settled either in the form of a cash payment or in shares of Crane Co. common stock.

As under the 2013 Plan, awards of restricted shares or restricted share units under the 2018 Plan may be granted, vested or otherwise conditioned on one or more performance conditions. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate, which may include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses (in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel. The Compensation Committee can specify the extent to which the performance condition will be calculated by excluding certain events, such as accounting changes, acquisitions/divestitures, settlements and other special items, all as specified in the 2018 Plan.

Deferred Stock Units (DSUs)

As described under “Compensation of Directors” at page 26 above, our non-employee directors receive annual grants of DSUs as a key element of their compensation for service on the Board. DSUs are a type of restricted share unit award under the 2018 Plan. Under the current design of our non-employee director compensation program, DSUs are awarded each year as of the date of the Annual Meeting, are forfeitable if the director ceases to remain a director until Crane Co.’s next Annual Meeting (with certain exceptions such as for death or disability), accrue dividend equivalents at the same rate as Crane Co. shares, and entitle the director to receive an equivalent number of shares of Crane Co. stock upon the director’s ceasing to be a member of the Board.

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, restricted share units or deferred stock units. The terms and conditions of each other stock-based award granted under the 2018 Plan are to be set forth in an agreement which will contain provisions as determined by the Compensation Committee that are not inconsistent with the 2018 Plan. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Transferability of Awards

The 2018 Plan generally prohibits the transfer of awards other than in connection with the participant’s death, although the plan does permit the transfer of options without consideration during the participant’s life to certain immediate family members (or related estate planning entities) to the extent permitted by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award of restricted shares, restricted share units or other stock-based award under the 2018 Plan, under such terms and conditions as the Compensation Committee may establish in accordance with the 2018 Plan. No dividends or dividend equivalents are permitted for awards of stock options or stock appreciation rights.

Plan Benefits Table

As of the record date for the Annual Meeting, approximately 415 individuals were eligible to receive awards under the 2018 Plan, including Crane Co.’s 11 non-employee directors and 11 executive officers. The granting of awards under the 2018 Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. As of the Record Date, the closing price per share of Crane Co. stock was $92.31.

Term; Amendments; Restrictions

The 2018 Plan was approved by the Board of Directors on January 29, 2018, and will become effective if it is approved by the stockholders at the 2018 Annual Meeting. The 2018 Plan will remain in effect until terminated by the Board of Directors, provided that no awards may be granted under the 2018 Plan after the date that is ten years from the date of such approval. The Board may amend, rescind or terminate the 2018 Plan at any time in its discretion, provided that:

●	no change may be made in awards previously granted under the 2018 Plan that would impair the recipient’s rights without his or her consent; and
●	no amendment to the 2018 Plan may be made without approval of the stockholders if the effect of that amendment would be to:
	●	increase the number of shares reserved for issuance under the 2018 Plan (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction);
	●	expand the types of awards available under the 2018 Plan;
	●	materially change the eligibility requirements under the 2018 Plan;
	●	change the method of determining the exercise price of options or stock appreciation rights granted under the 2018 Plan; or
	●	materially revise the terms of the 2018 Plan in such a manner that stockholder approval would be required.

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

No Repricing

The 2018 Plan specifically prohibits the repricing of stock options or stock appreciation rights without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

●	changing the terms of a stock option or stock appreciation right to lower its exercise price, other than in connection with a change in capitalization or similar change;
●	any other action that is treated as a “repricing” under generally accepted accounting principles; and
●

repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.

Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Withholding for Payment of Taxes

The 2018 Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 2018 Plan, like the 2013 Plan, permits a participant to satisfy this requirement, with the approval of the Compensation Committee and subject to the terms of the plan, by having Crane Co. withhold from the participant a number of shares of Crane Co. common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

Changes in Capitalization and Similar Changes

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Crane Co., a combination or exchange of Crane Co. common stock, dividend in kind, or other like change in capital structure or the number of outstanding shares of Crane Co. common stock, distribution (other than normal cash dividends) to stockholders of Crane Co., or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the 2018 Plan, will make equitable and appropriate adjustments and substitutions, as applicable, to the number and kind of shares subject to outstanding awards, the exercise price for such shares, the number and kind of shares available for future issuance under the 2018 Plan and the maximum number of shares in respect of which awards can be made to any participant in any calendar year, and other determinations applicable to outstanding awards. The Compensation Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case.

The 2018 Plan provides that the Committee may, in its sole discretion, provide for acceleration of time periods, or waiver of other conditions, relating to vesting, exercise, payment or distribution of an award in the event of constructive or actual termination of a participant’s employment as a result of a “change in control” of Crane Co. (as defined in the 2018 Plan).

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the 2018 Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

70     Crane Co.

Item 4: Proposal to Approve 2018 Stock Incentive Plan

Nonqualified Stock Options. A participant who is granted a nonqualified stock option will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis equals the fair market value of the shares on the exercise date.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) Crane Co. will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (ii) the gain on the sale. Also in that case, Crane Co. will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of Crane Co. common stock from the date of grant of the award to the date of exercise).

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee makes an election under Section 83(b) to be taxed on the fair market value upon such transfer).

Restricted Share Units. A participant will normally not recognize taxable income upon an award of restricted share units, and Crane Co. will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the receipt of cash or the issuance of the underlying shares, the participant will recognize ordinary taxable income in an amount equal to the cash received or the fair market value of the common stock received. Any disposition of shares received after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Deferred Stock Units. A director will normally not recognize taxable income upon an award of Deferred Stock Units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions and settlement of the Deferred Stock Units following the director’s termination of Board service. Upon the lapse of the restrictions and the issuance of the Deferred Stock Units in shares, the director will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

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Item 4: Proposal to Approve 2018 Stock Incentive Plan

Dividends. To the extent dividends are payable during the restricted period under the applicable restricted share or restricted share unit award agreement, any such dividends will be taxable to the participant at ordinary income tax rates, unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by Crane Co.

Other Stock-Based Awards. A participant will normally not recognize taxable income upon the grant of other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the award is settled, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.

Tax Consequences to Crane Co. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code, including Section 162(m).

Information on Equity Compensation Plans as of January 31, 2018

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2017 is updated by the following information regarding all existing equity compensation plans as of January 31, 2018:

●	Stock options outstanding: 2,871,930
●	Weighted average exercise price of outstanding stock options under all existing equity compensation plans: $61.80
●	Weighted average remaining contractual term of outstanding stock options: 7.95 years
●	Restricted stock, RSUs, DSUs and PRSUs outstanding: 798,909
●	Total shares of common stock outstanding as of January 31, 2018: 59,697,192
●

3,126,323 shares were available for grant under the 2013 Plan. If the 2018 Plan is approved, no shares will be available for grant from the 2013 Plan, and the only shares available for grant will be the 6,500,000 shares authorized under the 2018 Plan (less any shares granted under the 2013 Plan on or after February 1, 2018).

Vote Required

Approval of the 2018 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting. See “Questions and Answers about These Proxy Materials and the Annual Meeting,” page 76.

72     Crane Co.

Beneficial Ownership of Common Stock by Directors and Management

Crane Co. believes that officers and other key employees, in order to focus their attention on growth in stockholder value, should have a significant equity stake in the Company. We therefore encourage our officers and key employees to increase their ownership of and to hold Crane Co. stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis at page 47. Directors also receive a majority of their annual retainer, and may elect to receive the entire retainer, in the form of Deferred Stock Units issued under the Stock Incentive Plan. Beneficial ownership of stock by the non-executive directors and nominees, the executive officers named in the Summary Compensation Table, all other executive officers as a group and all directors, nominees and executive officers of Crane Co. as a group as of January 31, 2018 is as follows:

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Owned Directly or Beneficially(1)	Stock Options, Deferred Stock Units and Restricted Share Units Which Have Vested or Will Vest Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned(2)	Percent of Class		Share Units Under Incentive Stock Plans Vesting After 60 Days(3)
Common
Stock	M. R. Benante	—	5,658	—	5,658		*	—
	E. T. Bigelow	27,160	23,431	—	50,591		*	—
	D. G. Cook	2,725	18,931	—	21,656		*	—
	R. S. Evans	448,984	20,915	—	469,899		*	—
	R. C. Lindsay	—	12,398	—	12,938		*	—
	P. R. Lochner, Jr.	350	23,378	—	23,728		*	—
	E. McClain	—	9,135	—	9,135		*	—
	C. G. McClure, Jr.	—	1,559	—	1,559		*	—
	M. H. Mitchell	128,053	232,375	2,628	363,056		*	—
	J. M. Pollino	—	9,135	—	9,135		*	—
	P. O. Scannell	—	7,364	—	7,364		*	—
	J. L. L. Tullis	610	27,431	—	28,041		*	—
	R. A. Maue	38,863	87,766	1,589	128,218		*	5,352
	L. V. Pinkham	27,945	34,442	451	62,838		*	6,376
	B. L. Ellis	154,280	54,272	7,076	215,628		*	3,199
	A. I. duPont	86,598	65,814	5,087	157,499		*	2,177
	Other Executive
	Officers (5 persons)	87,261	163,953	2,897	254,111		*	11,658
	Total—Directors,
	Nominees and
	Executive Officers
	as a Group
	(21 persons)	1,002,829	797,958	19,728	1,820,514	3.0%		28,762

*	Less than one percent.
(1)

Includes Crane Co. shares which are owned directly, and shares which are owned by trusts or by family members and are attributable to the director or officer pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934.

(2)

Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see Principal Stockholders of Crane Co. below); nor 510,471 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 582,470 shares of Common Stock held in trusts for the pension plans of Crane Co. and certain

2018 Proxy Statement     73

Beneficial Ownership of Common Stock by Directors and Management

subsidiaries, which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Mr. Maue and Messrs. A. M. D’Iorio and J. A. Lavish, all of whom are executive officers of Crane Co., are the trustees of The Crane Fund. Mr. Maue, Mr. D’Iorio, Mr. Lavish and Mr. C. A. Baron, Jr., all of whom are executive officers of Crane Co., and Ms. T.A. Pelton, are the trustees of the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of January 31, 2018, employees and former employees of Crane Co. held approximately 1,105,098 shares of Common Stock in the Crane Co. Savings and Investment Plan.

(3)

Includes time-based RSUs vesting more than 60 days after the Record Date, which are subject to vesting as shown in footnote 2 to the 2017 Outstanding Equity Awards at Fiscal Year-End table on page 57, and are subject to forfeiture if established service conditions are not met. Performance-based RSUs, which will vest, if at all, on December 31, 2018 and December 31, 2019, are not included.

74     Crane Co.

Principal Stockholders of Crane Co.

The following table sets forth the ownership by each person who owned of record or was known by Crane Co. to own beneficially more than 5% of our common stock on January 31, 2018.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Crane Fund(1)
	100 First Stamford Place
	Stamford, CT 06902	7,778,416		13.0%
Common Stock	UBS Group
	AG Bahnhofstrasse 45
	PO Box CH-8021 Zurich, Switzerland	4,885,264	(2)	8.2%
Common Stock	BlackRock, Inc.
	40 East 52nd Street New York, NY 10022	4,209,820	(3)	7.1%
Common Stock	The Vanguard Group
	100 Vanguard Blvd. Malvern, PA 19355	4,166,790	(4)	7.0%
Common Stock	GAMCO Investors, Inc.
	One Corporate Center Rye, NY 10580-1435	3,659,848	(5)	6.1%

(1)

The Crane Fund, a trust established for the benefit of former employees in need, is managed by trustees appointed by the Board of Directors of Crane Co. The incumbent trustees are A.M. D’Iorio, J.A. Lavish and R.A. Maue, all of whom are executive officers of Crane Co. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its intended purposes is subject to the control of the Board of Directors and the shares may be sold by the trustees only upon the direction of the Board of Directors. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

(2)

As reported in a Schedule 13G filed February 13, 2018 by UBS Group AG, giving information on shareholdings as of December 29, 2017. According to the Schedule 13G, UBS Group AG, a bank as defined in Section 3(a)(6) of the Securities Act of 1933, has shared voting power and shared dispositive power over 4,885,264 shares of Crane Co. stock.

(3)

As reported in a Schedule 13G filed January 29, 2018 by BlackRock, Inc., giving information on shareholdings as of December 31, 2017. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 4,015,178 shares, and sole dispositive power over 4,209,820 shares, of Crane Co. stock.

(4)

As reported in a Schedule 13G filed February 9, 2018 by The Vanguard Group, giving information on shareholdings as of December 31, 2017. According to the Schedule 13G, The Vanguard Group, an investment adviser, has sole voting power over 26,400 shares, shared voting power over 5,699 shares, sole dispositive power over 4,138,472 shares, and shared dispositive power over 28,318 shares of Crane Co. stock.

(5)

The amount shown represents the aggregate of holdings of Crane Co. stock reported by GAMCO Investors, Inc. et al. (2,500,748), Gabelli Funds, LLC (1,120,600), and GAMCO Investors, Inc. (38,500), giving information on shareholdings as of December 31, 2017. According to documents previously filed with the Securities and Exchange Commission, Gabelli Funds, LLC is an investment adviser registered under the Investment Advisers Act of 1940, and a wholly-owned subsidiary of GAMCO Investors, Inc., which is a New York Stock Exchange listed asset management and financial services company.

2018 Proxy Statement     75

Section 16(a) Beneficial Ownership Reporting Compliance

For the year ended December 31, 2017, based solely upon our review of the reports filed by our directors and executive officers under Section 16(a) and representations provided to us by our directors and executive officers, we believe that each director and executive officer filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 on time.

Questions and Answers about These Proxy Materials and the Annual Meeting

Why did I receive these materials?

Crane Co. is sending this Proxy Statement and form of proxy card, together with its Annual Report, to you and all of our stockholders, to ask you to appoint proxies to represent you at the Annual Meeting of Stockholders on April 23, 2018.

If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled. In order to avoid unnecessary expense, the Board of Directors of the Company is asking you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting, and voted according to your instructions.

Unless you expect to attend the meeting in person, please sign, date and return the enclosed proxy in the envelope provided, or use the internet address or the toll-free telephone number on the proxy card. Please return your proxy promptly to ensure that your shares are voted at the meeting, no matter how large or how small your holdings may be.

What is the agenda for the Annual Meeting?

At the Annual Meeting, stockholders will vote on four matters:

(1)	the election of each of Martin R. Benante, Donald G. Cook, R.S. Evans, Ronald C. Lindsay, Philip R. Lochner, Jr., Charles G. McClure, Jr. and Max H. Mitchell to the Board of Directors,
(2)	a proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2018,
(3)	a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers. and
(4)	a proposal to approve the 2018 Stock Incentive Plan.

Our management will also make a brief presentation about the business of Crane Co., and representatives of Deloitte & Touche LLP will make themselves available to respond to any appropriate questions from the floor.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting, which means that if any such matter arises, the individuals named in the proxy will vote according to their best judgment.

76      Crane Co.

Questions and Answers About These Proxy Materials and the Annual Meeting

How does the Board of Directors recommend that I vote?

The Board unanimously recommends that you vote for each of the nominees for director; for ratification of the selection of Deloitte & Touche LLP to continue as our independent auditors; for the non-binding advisory vote regarding executive compensation; and for approval of the 2018 Stock Incentive Plan.

Who can attend the Annual Meeting?

Any stockholder of Crane Co., any past or present employee, and other invitees may attend the Annual Meeting.

Who can vote at the Annual Meeting?

Anyone who owned shares of our Common Stock at the close of business on February 28, 2018, the “Record Date,” is entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. Each share is entitled to one vote.

A complete list of stockholders as of the Record Date will be open to the examination of any stockholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut, for ten days before the meeting, as well as at the meeting.

How many votes are required for each question to pass?

Nominees for the Board of Directors will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting.

What are “Broker non-votes”?

Under the rules of the New York Stock Exchange, brokers holding shares for customers have authority to vote on certain matters even if the broker has not received instructions from the customer, but they do not have such authority as to other matters. For the questions on the agenda for this year’s Annual Meeting, member firms of the New York Stock Exchange may vote without specific instructions from beneficial owners on the ratification of the selection of auditors, but not on the election of directors, the approval of the compensation paid by the Company to certain executive officers, or the approval of the 2018 Stock Incentive Plan.

“Broker non-votes” are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the question.

What will be the effect of abstentions and broker non-votes?

Stockholders may abstain from voting on any proposal expected to be brought before the meeting.

Abstentions and broker non-votes will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions are not treated as votes cast.

Abstentions and broker non-votes will have no effect on any of the other proposals, because they will not count as votes cast for or against the question and will not be included in calculating the number of votes necessary for approval.

2018 Proxy Statement     77

Questions and Answers About These Proxy Materials and the Annual Meeting

What constitutes a quorum for the meeting?

According to the By-laws of Crane Co., a quorum for a meeting of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 59,816,169 shares of common stock issued and outstanding, so at least 29,908,085 shares must be represented at the meeting for business to be conducted. If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.

How can I cast my vote?

You can vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope.

All stockholders of record, and many street name holders, can also give voting instructions at the website www.investorvote.com/cr using the instructions on the enclosed proxy card, or by touchtone telephone from the United States and Canada using the toll-free number listed on the proxy card, proving their identity by using the Personal Identification Number shown on the card. Both procedures allow stockholders to appoint the designated proxies to vote their shares and to confirm that their instructions have been properly recorded.

You can attend the Annual Meeting and vote your shares in person; if you do, you should bring the enclosed proxy card with you as proof of the number of shares you owned on the Record Date.

What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation to the Corporate Secretary, or by submitting a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

Crane Co. will pay the cost of this solicitation of proxies for the Annual Meeting. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged The Proxy Advisory Group, LLC to assist in this solicitation of proxies, and we have agreed to pay that firm $17,000, plus disbursements. Banks, brokerage houses and other institutions, nominees and fiduciaries will be asked to forward the proxy materials to the beneficial owners of the common stock they hold of record, and will be reimbursed for their reasonable expenses in forwarding such material.

78     Crane Co.

Questions and Answers About These Proxy Materials and the Annual Meeting

Where can I learn the outcome of the vote?

The Corporate Secretary will announce the preliminary voting results at the meeting, and we will publish the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the meeting.

How and when can I propose that an item be considered at next year’s Annual Meeting and included in next year’s proxy statement?

The By-laws provide that the Annual Meeting of Stockholders will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2019 Annual Meeting must be received for inclusion in the proxy statement and form of proxy relating to that meeting on or before November 15, 2018. In addition, under the By-laws, if security holders intend to nominate directors or present proposals at the 2019 Annual Meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Crane Co. must receive notice of such nominations or proposals no earlier than December 24, 2018 and no later than January 23, 2019. If we do not receive notice by that date, then such proposals may not be presented at the 2019 Annual Meeting.

* * * * *

We urge stockholders who do not expect to attend in person to sign, date and return the enclosed proxy in the envelope provided, or to use the internet address or the toll-free telephone number on the enclosed proxy card. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,

Anthony M. D'Iorio
Secretary

2018 Proxy Statement     79

Appendix A

CRANE CO. 2018 STOCK INCENTIVE PLAN

1. PURPOSE AND ADOPTION OF THE PLAN

The purpose of the Crane Co. 2018 Stock Incentive Plan (as the same may be amended from time to time, the “Plan”) is (i) to attract and retain key employees and Non-Employee Directors (as defined below) of Crane Co. (the “Company”) and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees and Non-Employee Directors who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees and Non-Employee Directors in order to increase their proprietary interest in the Company and their personal interest in its continued success.

The Plan was approved by the Board of Directors of the Company (the “Board”) on January 29, 2018 and shall become effective upon approval by the stockholders of the Company (the “Effective Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Award shall be granted after the date that is ten (10) years from the Effective Date. Upon the Plan becoming effective, no further awards shall be made under the Crane Co. 2013 Stock Incentive Plan.

2. DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

(a) “Award” means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6, Stock Appreciation Rights described in Section 7, Restricted Shares or Restricted Share Units described in Section 8 and Other Stock-Based Awards described in Section 9.

(b) “Award Agreement” means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(c) “Beneficiary” means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

(d) “Board” shall have the meaning given to such term in Section 1.

(e) “Change in Control” means the occurrence of one of the following: (i) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation (a “Non-CIC Merger”) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company other than to an entity at least fifty percent (50%) of the total voting power of which is owned, directly or indirectly, by the Company or by stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company immediately prior to such sale, exchange or other transfer; or (iv) the following individuals cease for any reason to constitute a majority of the members of the Board: individuals

2018 Proxy Statement      A-1

Appendix A

who, on the Effective Date, constitute the Board and any new director whose appointment or election is endorsed by a majority of the members of the Board then still in office who either were directors on the Effective Date or whose appointment or election was previously so endorsed (each, an “Incumbent Director”).

For purpose of clause (i) above, a “person” shall not include any entity that becomes such a beneficial owner in connection with a Non-CIC Merger. For purposes of clause (ii) above, the “surviving entity” includes, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the surviving entity. For purposes of clause (iv) above, any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be considered an Incumbent Director.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control, is a “payment event” under Section 409A of the Code for such Award, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(g) “Committee” means the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

(h) “Company” shall have the meaning given to such term in Section 1.

(i) “Common Stock” means Common Stock, par value $1.00 per share, of the Company.

(j) “Date of Grant” means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(k) “Dividend Equivalent Account” means a bookkeeping account in accordance with Section 12(h) and related to an Award (other than an Option or a Stock Appreciation Right) that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

(l) “Effective Date” shall have the meaning given to such term in Section 1.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” means, with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 7(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

(o) “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common

A-2      Crane Co.

Appendix A

Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.

(p) “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, step-parent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

(q) “Full Value Award” means (i) any Award of Restricted Shares, Restricted Share Units or Other Stock-Based Awards made under the Plan, or (ii) any comparable awards made under a Predecessor Plan.

(r) “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.

(s) “Merger” means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Company or its Subsidiaries.

(u) “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

(v) “Options” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

(w) “Other Stock-Based Award” means an Award granted in accordance with Section 9.

(x) “Participant” means a person designated to receive an Award under the Plan in accordance with Section 5.

(y) “Plan” shall have the meaning given to such term in Section 1.

(z) “Predecessor Plan” shall mean each of the Company’s 2007 Stock Incentive Plan, 2007 Non-Employee Director Compensation Plan, 2009 Stock Incentive Plan, 2009 Non-Employee Director Compensation Plan and 2013 Stock Incentive Plan.

(aa) “Restricted Shares” means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

(bb) “Restricted Share Unit” means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with Awards granted under Section 8.

(cc) “Stock Appreciation Right” or “SAR” means an Award granted in accordance with Section 7.

(dd) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(ee) “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2018 Proxy Statement      A-3

Appendix A

3. ADMINISTRATION

(a) This Plan shall be administered by the Committee, which shall at all times be constituted to comply with the “non-employee director” requirements established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, and the “independent director” requirements established from time to time under the corporate governance rules of the New York Stock Exchange. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable, including without limitation, to waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions as the Committee shall deem appropriate.

(b) Actions taken under the Plan with respect to Awards to Non-Employee Directors that are described herein as actions by the Committee under the terms of the Plan, but which require Board approval under the Committee’s Charter, shall be deemed to include, for purposes of the Plan, such action by the Board.

(c) The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4. SHARES

(a) The total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 6,500,000, less the following number of shares of Common Stock for any awards made under a Predecessor Plan on or after February 1, 2018 but before the Effective Date: (i) for any such awards that are stock options or stock appreciation rights, one share of Common Stock for every one stock option or stock appreciation right, and (ii) for any such awards that are Full Value Awards, 3.85 shares of Common Stock for each one share of Common Stock in connection with such award. For purposes of this Section 4(a), the following share counting rules shall apply: (x) any shares of Common Stock granted in connection with Options and SARs shall be counted against the limit in this Section 4(a) as one share for every one Option or SAR awarded; and (y) any shares of Common Stock granted in connection with Full Value Awards shall be counted against the limit in this Section 4(a) as 3.85 shares of Common Stock for every one share of Common Stock granted in connection with such Award.

(b) Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

(c) If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of this Section 4(c), the following share counting rules shall apply: (i) for an Option or SAR, one share of Common Stock shall be added back for every one such Option or SAR that expires, or is terminated, surrendered or forfeited; and (ii) for a Full Value Award, 3.85 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that expires, or is terminated, surrendered or forfeited.

A-4      Crane Co.

Appendix A

(d) Shares of Common Stock underlying any outstanding stock option or Full Value Award granted under a Predecessor Plan that, on or after February 1, 2018, expires, or is terminated, surrendered or forfeited, in whole or in part, for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. For purposes of this Section 4(c), the following share counting rules shall apply: (i) for any such stock option, one share of Common Stock shall be added back for every one such stock option that expires, or is terminated, surrendered or forfeited; and (ii) for any such Full Value Award, 3.85 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that expires, or is terminated, surrendered or forfeited.

(e) For Options, the full number of shares of Common Stock with respect to which the Option is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Exercise Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Exercise Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above. In addition, for share-settled SARs, the full number of shares of Common Stock with respect to which the SAR is granted shall count against the aggregate number of shares available for grant under the Plan (even though a fewer number of shares of Common Stock may in fact be issued upon exercise).

(f) The following share counting provisions shall apply if a Participant satisfies any tax withholding requirement with respect to an Award of Options or SARs under this Plan or any Full Value Award (including for any tax withholding transactions on or after February 1, 2018 for any Full Value Awards that were originally made under a Predecessor Plan) by either tendering previously owned shares or having the Company withhold shares: (i) with respect to Options and SARs, such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4(a) above; and (ii) with respect to Full Value Awards, 3.85 shares of Common Stock shall be added back for every one share of Common Stock in connection with such Full Value Award that is surrendered to satisfy such tax withholding requirements.

(g) In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

(h) The maximum number of shares of Common Stock that may awarded as Incentive Stock Options shall be 6,500,000.

(i) The number of shares available for grants under the Plan shall be subject to adjustment in accordance with Section 10. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market. Shares of Common Stock purchased on the open market with stock option exercise proceeds shall not be added back to the shares available for grant under the Plan.

5. PARTICIPATION

(a) Participants in the Plan shall be such key employees of the Company and its Subsidiaries and Non-Employee Directors as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, “key employees” shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary.

(b) No Awards may be granted under the Plan during any one calendar year to a Grantee who is a Non-Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Date of Grant in the case of Full Value Awards, and based on the applicable grant date

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fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $750,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $1,000,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(c) Options under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options, provided that Incentive Stock Options may not be awarded to Non-Employee Directors. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6. GRANT AND EXERCISE OF STOCK OPTIONS

(a) The Committee may grant to any Participant one or more Awards of Options entitling the Participant to purchase shares of Common Stock from the Company on such terms and subject to such conditions as may be established by the Committee. An Award of Options may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

(b) The Exercise Price of each share of Common Stock upon exercise of any Option granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Option shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) The Exercise Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the Exercise Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, to the extent permitted by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant. In addition, exercise of Options shall be permitted, to the extent permitted by the Committee, (i) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise, or (ii) in any other form of legal consideration that may be acceptable to the Committee.

(d) Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to Family Members to the extent permitted by the Committee.

(e) No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

7. GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS

(a) The Committee may grant to any Participant one or more Awards of Stock Appreciation Rights on such terms and subject to such conditions as may be established by the Committee. An Award of Stock Appreciation Rights may be granted in such number, at such Exercise Price, and subject to such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments), not inconsistent with the terms of this Plan, as may be determined by the Committee at the time of grant.

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(b) The Exercise Price of each share of Common Stock upon exercise of any Stock Appreciation Rights granted under the Plan (except in connection with Substitute Awards) shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Each Stock Appreciation Right shall have a stated term not to exceed ten (10) years from the Date of Grant.

(c) Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee and set forth in the applicable Award Agreement (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

(d) Each Award of Stock Appreciation Rights granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant.

8. GRANT OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a) The Committee may grant to any Participant one or more Awards of Restricted Shares or Restricted Share Units on such terms and subject to such conditions as may be established by the Committee. An Award of Restricted Shares or Restricted Share Units may be granted pursuant to such restrictions and provisions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, not inconsistent with the terms of this Plan, as may be established by the Committee.

(b) With respect to Awards of Restricted Shares and Restricted Share Units that are granted, vested or otherwise conditioned on one or more performance conditions, the Committee may use such business criteria and other measures of performance as it may deem appropriate, which may include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): (i) net sales; sales of a particular product or line of products; (ii) gross profit; ratio of gross profit to sales; (iii) operating profit; ratio of operating profit to sales (in each case before or after taxes and before or after allocation of corporate overhead and bonuses); (iv) net income; earnings per share; (v) adjusted earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization); (vi) cash flow from operations; free cash flow; (vii) return on equity, assets, net assets, total capital, or total invested capital; economic value added models or equivalent metrics; (viii) share price; total shareholder return (in each case either absolutely or as compared with a peer group or stock market index); (ix) financial statement items such as cash, total debt, shareholders’ equity, working capital, material costs and engineering, selling and administrative expenses(in each case either absolutely or in proportion to another financial statement item such as assets or sales); or (x) implementation, completion or attainment of measurable objectives with respect to specific operational goals and targets, such as: (A) environmental, health and/or safety goals (including lost workday rates); (B) customer satisfaction; (C) inventory turns; (D) lead time; (E) on-time delivery; (F) purchase price index; (G) days sales outstanding; (H) quality; (I) research and development, (J) specific products/projects (including new product introductions); and (K) recruitment or retention of personnel. For any such Awards, the Committee may determine whether or not to adjust any such goals during or after the applicable performance period to take into consideration and/or mitigate the impact of any gains or losses, reserves or other charges to earnings, accounting changes, acquisitions, dispositions and/or divestitures (“special items”), including any of the following that occur during the applicable performance period: (i) asset write-downs or impairment

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Appendix A

charges; (ii) litigation or claim costs, judgments or settlements, including asbestos claims and defense costs; (iii) Superfund environmental costs; (iv) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (v) restatements occurring as a result of errors that arise from events other than fraud or other misconduct; (vi) provisions for reorganization and restructuring programs; (vii) nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (viii) acquisitions or divestitures; and (ix) foreign exchange gains and losses.

(c) As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 8(e), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(d) Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(b), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Share Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(b).

(e) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 3(a) (regarding the Committee’s discretion to waive vesting conditions), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(f) As soon as practicable after the Date of Grant of a Restricted Share Unit Award by the Committee, the Company shall cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Share Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Share Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to a Restricted Share Unit Award, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Share Unit Award, including the right to vote such shares and the right to receive dividends; provided, that the Committee may, in its sole discretion, award a Participant dividend equivalents with respect to a Restricted Share Unit Award in accordance with Section 12(h) of the Plan.

(g) Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 3(a) (regarding the Committee’s discretion to waive vesting conditions), the restrictions applicable to the Restricted Share Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 12(o) (regarding tax withholding), the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s

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Beneficiary, either (i) a cash payment equal to the number of Restricted Share Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, or, (ii) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, free of all restrictions, except for any restrictions that may be imposed by law.

(h) None of the Restricted Shares or Restricted Share Units may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(i) A Participant’s Restricted Share or Restricted Share Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

(j) Restricted Shares shall be forfeited and returned to the Company, and Restricted Share Units shall be forfeited, and all rights of the Participant with respect to such Restricted Shares or Restricted Share Units shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Share or Restricted Share Unit Award and satisfied any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share or Restricted Share Unit Award.

9. OTHER STOCK-BASED AWARDS

(a) The Committee may grant to any Participant one or more other stock-based Awards, including without limitation stock purchase rights, Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock. The Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all such other terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.

(b) In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Section 9 shall be subject to the following:

(i) Any Common Stock subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

(ii) If specified by the Committee in the Award Agreement, the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award, provided that for any such Award that becomes earned based on a performance condition, any such dividends or dividend equivalents shall be earned by the Participant only to the extent the underlying Award is earned; and

(iii) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s termination of service with the Company or its Subsidiary prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

10. ADJUSTMENTS TO REFLECT CAPITAL CHANGES; CHANGE IN CONTROL

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common

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Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards, including with respect to any applicable performance goals. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) In addition, in the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c) In addition, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control take one of the following actions which shall apply only upon the occurrence of a Change in Control or, if later, upon the action being taken:

(i) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment or other service relationship has been terminated as a result of a Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, and in connection therewith the Committee may (i) provide for an extended period to exercise Options (not to exceed the original Option term) and (ii) determine the level of attainment of any applicable performance goals;

(ii) provide for the purchase of any Awards from a Participant whose employment or other service relationship has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or

(iii) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control.

For purposes of sub-paragraphs (i) and (ii) above, any Participant whose employment or other service relationship is either (A) terminated by the Company other than for “cause,” or (B) terminated by the Participant for “good reason” (each as defined in the applicable Award Agreement), in either case upon, or on or prior to the second anniversary of, a Change in Control, shall be deemed to have been terminated as a result of the Change in Control.

11. AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option

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Appendix A

or Stock Appreciation Right to lower its Purchase or Exercise Price, as applicable; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Purchase or Exercise Price, as applicable, is greater than the Fair Market Value of the underlying shares of Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 10 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding anything contained herein, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

12. GENERAL PROVISIONS

(a) Each Award granted under this Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such Award Agreement has been executed and delivered by the Participant and the Company.

(b) In the event of any conflict between the terms of this Plan and any provision of any Award Agreement, the terms of this Plan shall be controlling.

(c) No Participant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment or any other service relationship with the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment or other service relationship with any person at any time and for any reason.

(d) Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant’s earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

(e) The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, and the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

(f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(g) All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

(h) For any Award granted under the Plan other than an Option or a Stock Appreciation Right, the Committee shall have the discretion, upon the Date of Grant or thereafter, to provide for the payment of dividend equivalents to the Participant in connection with such Award or to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm the terms of such arrangement. For purposes of payment of dividend equivalents or settlement of any Dividend Equivalent Account, the amount to be paid or otherwise settled shall be rounded to the nearest one-hundredth of a dollar ($0.01). If a Dividend Equivalent Account is established, the following terms shall apply:

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(i) Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(ii) Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(iii) Dividend equivalents credited to a Dividend Equivalent Account with respect to any Award that becomes earned based on a performance condition shall be earned by the Participant only to the extent the underlying Award is earned.

(i) As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

(j) Awards under the Plan may be granted to such employees or Non-Employee Directors of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements or subplans to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

(k) All notices, elections, requests, demands and all other communications required or permitted by the Committee, the Company or a Participant under the Plan must be in writing and will be deemed to have been duly given when delivered personally, or received by certified or registered mail, return receipt requested, postage prepaid, or any third party delivery service providing guaranteed delivery service at the address of the receiving party. For purposes of this provision, the Company’s and the Committee’s address shall be the Company’s principal offices, and all notices, elections, requests, demands and all other communications shall be sent to the attention of the Company’s Chief Financial Officer, and all notices, elections, requests, demands and all other communications sent to a Participant shall be sent to the Participant’s last known address as reflected in the Company’s personnel records from time to time.

(l) If a Participant or any Beneficiary entitled to receive a payment under this Plan is, in the judgment of the Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: (i) the Participant’s designated Beneficiary (in the case of the Participant’s incapacity); (ii) the institution maintaining the Participant or the Beneficiary; (iii) a custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a beneficiary); or (iv) the Participant’s or his or her Beneficiary’s spouse, children, parents or other relatives by blood or marriage. The Company is not required to ensure the proper application of any payment so made, and any such payment completely discharges all claims under this Plan against the Company to the extent of the payment.

(m) The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to or otherwise exempt from Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Company

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reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

(n) To the extent that this Plan provides for or otherwise refers to issuance of certificates to reflect the transfer of shares of Common Stock pursuant to the terms of an Award, the transfer of such shares may be effected, in the Company’s discretion, on a book entry or such other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which such shares are listed.

(o) The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local or other applicable taxes (including the Participant’s FICA obligation or other social taxes) required by law to be withheld with respect to any taxable event arising as a result of this Plan. The Company may cause any such tax withholding obligation to be satisfied by the Company withholding shares of Common Stock otherwise deliverable in connection with the Award that have a Fair Market Value on the date the tax is to be determined not to exceed the maximum statutory total tax which could be imposed on the transaction. In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined in an amount not to exceed the maximum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired, unencumbered shares of Common Stock having an aggregate Fair Market Value in an amount not to exceed the maximum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(p) To the extent permitted by applicable law and as set forth in the applicable Award Agreement, the Committee may determine that an Award shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

2018 Proxy Statement     A-13

CRANE CO.
Executive Offices
100 First Stamford Place
Stamford, CT 06902
203.363.7300
www.craneco.com

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Daylight Time on April 23, 2018, except as set forth on the reverse with respect to Crane Co. Savings and Investment Plan shares.

Vote by Internet
●	Go to www.investorvote.com/cr
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Martin R. Benante	☐	☐	☐	02 - Donald G. Cook	☐	☐	☐	03 - R. S. Evans	☐	☐	☐
04 - Ronald C. Lindsay	☐	☐	☐	05 - Philip R. Lochner, Jr.	☐	☐	☐	06 - Charles G. McClure, Jr.	☐	☐	☐
07 - Max H. Mitchell	☐	☐	☐

		For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2018.	☐	☐	☐

4.	Approval of the 2018 Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	Say on Pay - An advisory vote to approve the compensation paid to certain executive officers.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02RIPB

INVESTOR INFORMATION
Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive email notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).

ELECTRONIC DELIVERY OF PROXY MATERIALS
Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Crane Co.

Annual Meeting of Stockholders April 23, 2018
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, M. H. Mitchell and A. M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2018 at the Annual Meeting of Stockholders of Crane Co. to be held in the First Floor Conference Room, 200 First Stamford Place, Stamford, Connecticut on Monday, April 23, 2018 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 16, 2018 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2, 3 and 4.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Martin R. Benante	☐	☐	☐	02 - Donald G. Cook	☐	☐	☐	03 - R. S. Evans	☐	☐	☐
04 - Ronald C. Lindsay	☐	☐	☐	05 - Philip R. Lochner, Jr.	☐	☐	☐	06 - Charles G. McClure, Jr.	☐	☐	☐
07 - Max H. Mitchell	☐	☐	☐						☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of selection of Deloitte & Touche LLP as independent auditors for the Company for 2018.	☐	☐	☐	3.	Say on Pay - An advisory vote to approve the compensation paid to certain executive officers.	☐	☐	☐

4.	Approval of the 2018 Stock Incentive Plan.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02RIQB

INVESTOR INFORMATION
Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive email notification of Crane Co. news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).

ELECTRONIC DELIVERY OF PROXY MATERIALS
Shareholders can elect to receive Proxy Materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of Proxy Materials, you may register your authorization at www.computershare.com/investor.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Crane Co.

Annual Meeting of Stockholders April 23, 2018
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, M. H. Mitchell and A. M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2018 at the Annual Meeting of Stockholders of Crane Co. to be held in the First Floor Conference Room, 200 First Stamford Place, Stamford, Connecticut on Monday, April 23, 2018 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Co. Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator by April 16, 2018 it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2, 3 and 4.